Execution Copy

                          SECURITIES PURCHASE AGREEMENT


                                 by and between

                           ANDLINGER CAPITAL XIII LLC

                                       and

                               GALILEO CORPORATION

                          Dated as of December 22, 1998

                                TABLE OF CONTENTS
                                                                           Page


ARTICLE I SALE AND PURCHASE OF SECURITIES......................................1

                  1.1 Sale and Purchase of Securities..........................1
                  1.2 Closing..................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................2

                  2.1 Organization and Qualification...........................2
                  2.2 Capitalization...........................................3
                  2.3 Authorization and Validity...............................4
                  2.4 Issuance of Shares.......................................4
                  2.5 Absence of Certain Changes...............................4
                  2.6 Reports..................................................5
                  2.7 Consents and Approvals; No Violation.....................6
                  2.8 Brokerage Fees and Commissions...........................6
                  2.9 Litigation...............................................6
                  2.10 Absence of Changes in Benefit Plans.....................6
                  2.11 ERISA Compliance........................................7
                  2.12 Taxes...................................................8
                  2.13 No Excess Parachute Payments; Termination Payments;
                         Section 162(m) of the Code.............. .............9
                  2.14 Compliance with Applicable Laws.........................9
                  2.15 Contracts; Debt Instruments............................11
                  2.16 Labor Matters..........................................12
                  2.17 Title to Properties....................................12
                  2.18 Insurance Policies.....................................12
                  2.19 Patents, Trademarks, Trade Names, Etc..................13
                  2.20 Antitakeover Statute...................................13
                  2.21 No Required Vote of Company Stockholders...............13
                  2.22 Disclosure.............................................13
                  2.23 Acknowledgment Regarding Investors' Purchase of
                         Securities...........................................13
                  2.24 No Integrated Offering.................................14
                  2.25 Fairness Opinion.......................................14
                  2.26 Nasdaq Listing.........................................14
                  2.27 Year 2000..............................................14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR....................14

                  3.1 Authorization and Validity..............................14
                  3.3 Consents and Approvals; No Violation....................15
                  3.3 Private Placement.......................................15
                  3.4 Investment Intent.......................................15

ARTICLE IV COVENANTS..........................................................16

                  4.1 Conduct of Business of the Company......................16
                  4.2 No Solicitation.........................................17
                  4.3 Access to Information...................................19
                  4.4 Nasdaq Listing..........................................19
                  4.5 Board of Directors Matters..............................19
                  4.6 Reasonable Best Efforts.................................20
                  4.7 Public Announcements....................................20
                  4.8 Stockholder Litigation..................................20
                  4.9 Stock Options...........................................21
                  4.10 Certain Approval Rights................................21
                  4.11 No Integration.........................................21

ARTICLE V CONDITIONS TO CONSUMMATION OF THE INVESTMENT TRANSACTION............22

                  5.1 Conditions to Investors' Obligations for the Initial
                        Closing...............................................22
                  5.2 Conditions to the Company's Obligations for the
                        Closing...............................................24

ARTICLE VI TERMINATION; AMENDMENT; INDEMNITY..................................25

                  6.1 Termination.............................................25
                  6.2 Effect of Termination...................................26
                  6.3 Termination Fee and Expense Fee.........................26
                  6.4 Amendment...............................................27
                  6.5 Company's Obligation to Indemnify.......................27
                  6.6 Investor's Obligation to Indemnify......................27
                  6.7 Indemnity Procedures for Third Party Claims.............27
                  6.8 Indemnity Procedures for Claims by the Parties..........28
                  6.9 Effect of Insurance and Tax Benefits....................29
                  6.10 Limitations on Indemnification; Exclusive Remedy.......29

ARTICLE VII MISCELLANEOUS.....................................................30

                  7.1 Extension; Waiver.......................................30
                  7.2 Entire Agreement; Assignment............................30
                  7.3 Enforcement of the Agreement............................30
                  7.4 Validity................................................30
                  7.5 Notices.................................................30
                  7.6 Governing Law...........................................31
                  7.7 Descriptive Headings....................................32
                  7.8 Parties in Interest.....................................32
                  7.9 Counterparts............................................32
                  7.10 Expenses...............................................32
                  7.11 Certain Definitions....................................32

                                    EXHIBITS

Exhibit A         Form of Warrants for Common Stock
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Stockholders' Agreement
Exhibit D         Form of Opinion of Counsel to the Company

                                  DEFINED TERMS

1981 Plan......................................................................3
1991 Plan......................................................................3
Affiliate.....................................................................32
Agreement......................................................................1
Ancillary Agreements...........................................................4
Asserted Liability............................................................27
Bank Boston...................................................................23
Beneficial owner..............................................................32
Benefit Plans..................................................................7
Board of Directors.............................................................4
Claim Response................................................................28
Claims Notice.................................................................27
Closing........................................................................2
Closing Date...................................................................2
Code...........................................................................7
Common Stock...................................................................1
Company........................................................................1
Company Indemnified Party.....................................................27
Control.......................................................................32
Conversion Shares..............................................................1
D&O Policy....................................................................20
DGCL..........................................................................13
Directors Plan.................................................................3
Environmental Claim...........................................................11
Environmental Laws............................................................10
Environmental Liabilities.....................................................11
Environmental Permit...........................................................9
ERISA..........................................................................7
ERISA Affiliate................................................................7
Exchange Act...................................................................2
Expense Fee...................................................................26
Fully diluted.................................................................32
Galileo Corporation Disclosure Schedules.......................................2
Governmental Entity............................................................6
Hazardous Material............................................................10
Indebtedness..................................................................11
Indemnified Party.............................................................27
Indemnifying Party............................................................27
Initial Common Holdings.......................................................19
Intellectual Property.........................................................13
Investment Transactions........................................................1
Investor.......................................................................1
Investor Indemnified Parties..................................................27
Lenders.......................................................................23
Liens..........................................................................2
Litigation.....................................................................6
Loan Agreements...............................................................23
Losses........................................................................27
Material Adverse Effect.......................................................32
Notice of Superior Proposal...................................................18
Permits........................................................................9
Permitted.....................................................................33
Permitted Sale................................................................16
Person........................................................................33
Purchase Price.................................................................1
Registration Rights Agreement..................................................1
Release.......................................................................10
Required......................................................................21
Response Period...............................................................28
Sale..........................................................................17
SEC............................................................................5
SEC Documents..................................................................5
Securities.....................................................................1
Securities Act.................................................................1
Shares.........................................................................1
Stock Option Plans.............................................................3
Stock Purchase Plan............................................................3
Stockholders' Agreement........................................................1
Subsidiaries...................................................................2
Superior Proposal.............................................................18
Taxes..........................................................................9
Termination Fee...............................................................26
Warrants.......................................................................1

                         SECURITIES PURCHASE AGREEMENT



          THIS IS A SECURITIES PURCHASE AGREEMENT, dated as of December 22, 1998 (the "Agreement"), by and between ANDLINGER CAPITAL XIII LLC, a Connecticut limited liability company ("Investor"), and GALILEO CORPORATION, a Delaware corporation (the "Company").

          WHEREAS, the Company currently has issued and outstanding 8,071,250 shares of Common Stock, par value $.01 per share (the "Common Stock"), which are currently listed on the Nasdaq National Market;

          WHEREAS, Investor desires to purchase from the Company, and the Company desires to sell to Investor, (i) two million (2,000,000) shares of Common Stock (the "Shares") and (ii) warrants to purchase two million (2,000,000) shares of Common Stock (the "Warrants") in the form of Exhibit A hereto exercisable at an exercise price of $1.50 per share;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Investor and certain other stockholders of the Company are entering into a registration rights agreement substantially in the form of Exhibit B hereto (the "Registration Rights Agreement") providing for the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Shares, the shares of Common Stock issuable upon exercise of the Warrants (the "Conversion Shares") and shares of Common Stock owned by other stockholders party to the Registration Rights Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Investor and certain stockholders of the Company are entering into a stockholders' agreement substantially in the form of Exhibit C hereto (the "Stockholders' Agreement") relating to the sale by such stockholders of shares of Common Stock;

          THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF SECURITIES

          1.1 Sale and Purchase of Securities. (a) Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), the Company will issue and sell to Investor, and Investor will purchase, the Shares and the Warrants. The Shares and the Warrants are referred to collectively herein as the "Securities". The purchase and sale of the Securities pursuant to this Agreement shall sometimes hereinafter be referred to as the "Investment Transactions".

               (b) The aggregate purchase price for the Shares to be paid by Investor pursuant to this Agreement is six million dollars ($6,000,000.00) (the "Purchase Price"). At Closing, Investor shall pay the Purchase Price for the Shares by wire transfer of immediately available funds to an account designated by the Company not less than two business days prior to the Closing. The Purchase Price shall be allocated 95% as to the Shares and 5% as to the Warrants.

          1.2 Closing. (a) The closing of the Investment Transactions (the "Closing") will take place on the first business day after the conditions to the Closing set forth in Sections 5.1 and 5.2 hereof shall have been satisfied or waived in writing, or on such other date as may be agreed by the parties hereto (the "Closing Date").

               (b) At Closing,  the Company  will deliver to the Investor one or
more  certificates   evidencing  the  Shares  and  the  Warrants  registered  in
Investor's name (or the name of any nominee of Investor).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Simultaneously with the execution and delivery of this Agreement, the Company is delivering to Investor disclosure schedules (the "Galileo Corporation Disclosure Schedules")setting forth the disclosures contemplated by certain Sections of this Article II.

          The Company hereby represents and warrants to Investor as follows:

          2.1 Organization and Qualification.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect (as hereinafter defined).

               (b) Schedule 2.1(b) sets forth a true and complete list of each of the Company's subsidiaries (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect. Except as set forth on Schedule 2.1(b), all of the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and non-assessable and are wholly-owned, either directly or indirectly, by the Company, free and clear of all pledges, claims, equities, options, liens, charges, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its Subsidiaries or as otherwise set forth in Schedule 2.1(b), neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

               (c) The Company has delivered to Investor complete and correct copies of its Restated Certificate of Incorporation and Bylaws, in each case as currently in effect.

          2.2 Capitalization.

               (a) The authorized capital stock of the Company consists of 36,000,000 shares of Common Stock and no other shares of capital stock. As of the date hereof, (i) 8,071,250 shares of Common Stock are issued and outstanding; (ii) options to purchase an aggregate of 757,400 shares of Common Stock are outstanding under the Company's 1981 Stock Option Plan (the "1981 Plan"), 1991 Stock Option Plan (the "1991 Plan") and 1996 Directors Stock Option Plan (the "Directors Plan") and, together with the 1981 Plan and 1991 Plan, the "Stock Option Plans"), 757,400 shares of Common Stock are reserved for issuance upon the exercise of outstanding options under the Stock Option Plans, 55,114 shares of Common Stock are reserved for issuance under the Company's 1997 Stock Purchase Plan (the "Stock Purchase Plan"), and there are no stock appreciation rights or limited stock appreciation rights outstanding other than those attached to options under the Stock Option Plans; (iii) no shares of Common Stock are held by the Company in its treasury; and (iv) no shares of capital stock of the Company are held by the Company's Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with or separate from the stockholders of the Company on any matter. Except as set forth on Schedule 2.2, since September 30, 1998, the Company (i) has not issued any shares of Common Stock other than under the Stock Purchase Plan or upon the exercise of options issued under the Stock Option Plans, (ii) has granted options to purchase an aggregate of 79,000 shares of Common Stock under the Stock Option Plans and (iii) has not split, combined or reclassified any of its shares of capital stock. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no other shares of capital stock of the Company, no securities of the Company convertible or exchangeable for shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of, or equity interests in, the Company or any of its Subsidiaries. There are no outstanding obligations of the Company or any Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company and there are no performance awards outstanding under the Stock Option Plans or any other outstanding stock related awards. Other than under the Stock Purchase Plan or upon the exercise of options issued under the Stock Option Plans, after the Closing, neither the Company nor any Subsidiary will have any obligation to issue, transfer or sell any shares of capital stock of the Company or any Subsidiary pursuant to any Benefit Plan (as defined). There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

               (b) Except as may exist pursuant to this Agreement, any Ancillary Agreement (as defined) or as set forth on Schedule 2.2, there are not any outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of the Company or any of its Subsidiaries. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities or the Conversion Shares. The Company and the Subsidiaries do not have outstanding any loans to any Person (as defined) in respect of the purchase of securities issued by the Company and the Subsidiaries.

          2.3 Authorization and Validity. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby or executed in connection herewith, including without limitation the Registration Rights Agreement and the Stockholders' Agreement (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the reservation of the Conversion Shares) have been duly and validly authorized by the Board of Directors of the Company (the "Board of Directors"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Agreement at the time of execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Agreements each constitutes a valid and binding obligation of Investor) constitutes and will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          2.4 Issuance of Shares. The Shares, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. Upon completion of the transactions contemplated hereby, the Conversion Shares will be duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights or stockholders of the Company and will not impose personal liability upon the holder thereof.

          2.5 Absence of Certain Changes. Except as disclosed in the SEC Documents (as defined) or in a separate writing from the Company to Investor, since September 30, 1998, the Company and its Subsidiaries have conducted their business only in the ordinary course of such business consistent with past practices, and there has not been (a) any Material Adverse Effect suffered by the Company or any of its Subsidiaries; (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any shares of Common Stock or other equity securities of the Company; (c) any entry into any agreement, commitment or transaction by the Company or any of its Subsidiaries which is material to the Company and its subsidiaries taken as a whole, whether or not in the ordinary course of business; (d) any split, combination or reclassification of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (e)(i) any granting by the Company or any of its Subsidiaries to any director, officer or employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents, (ii) any granting by the Company or any of its Subsidiaries to any officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents, or (iii) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any officer or employee; (f) any damage, destruction or loss, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; (g) any material change in accounting methods, principles or practices by the Company; or (h) any revaluation by the Company or any of its Subsidiaries of their respective assets, including without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices.

          2.6 Reports. (a) Since September 30, 1995, the Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that, if any such form, report or document has been amended by a later-filed SEC Document filed and publicly available prior to the date hereof, then the representation contained in this sentence shall not apply to such form, report or document, but shall apply to such later-filed SEC Document at the time filed. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), provided, that, if any such financial statements have been restated in a later-filed SEC Document filed and publicly available prior to the date hereof, then the representation contained in this sentence shall not apply to such financial statements, but shall apply to such restated financial statements in such later-filed SEC Document at the time filed. All SEC Documents filed with the SEC by the Company on or after December 12, 1997 are listed on Schedule 2.6(a).

               (b) Except for the absence of notes, the unaudited financial statements of the Company as, at and for the fiscal year ended September 30, 1998, previously provided to Investor, comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in each case to audit adjustments which shall not be material in amount except as set forth in
Schedule 2.6(b). Except as set forth in Schedule 2.6, neither the Company nor any of its Subsidiaries has any liabilities or obligations, contingent or otherwise, that would result in a Material Adverse Effect.

          2.7 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by the Company nor the consummation of the transactions contemplated hereby or thereby (including the issuance of the Securities and, upon exercise of the Warrants, the Conversion Shares) will result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets or the Company or any of its Subsidiaries under, (a) the Restated Certificate of Incorporation, or Bylaws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults, rights or Liens that would not have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority, entity or agency, domestic or foreign (including, without limitation, the SEC and Nasdaq) (a "Governmental Entity"), is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the waiver by the Nasdaq Stock Market, Inc. of any requirement for a vote of the stockholders in connection with the Investment Transactions and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect.

          2.8 Brokerage Fees and Commissions. No person is entitled to receive from the Company or its Subsidiaries any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby, except for Needham & Company, Inc. and Oliver, Lipman & Associates, whose fees will be paid by the Company.

          2.9 Litigation. Except as set forth in Schedule 2.9, (i) there are no claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, "Litigation") by a third party other than a Governmental Entity pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, other than those in the ordinary course of business which would not result in a Material Adverse Effect, and (ii) there is no Litigation by a Governmental Entity pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or at equity; nor does the Company or its Subsidiaries have knowledge of any facts or circumstances that it believes would be likely to form the basis for any Litigation described in the preceding clauses (i) and (ii). Except as set forth in Schedule 2.9, no Governmental Entity has indicated an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries. Schedule 2.9 contains a complete and accurate description of all existing Litigation, including whether such Litigation is covered by insurance and the deductible, if any, applicable to such claim.

          2.10 Absence of Changes in Benefit Plans. Except as disclosed in the SEC Documents, since September 30, 1998, there has not been any adoption or amendment by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is liable which would materially increase costs under such plan, arrangement or understanding or, as to any plan intended to be qualified under section 401(a) of the Code (as hereafter defined), adversely affect such plan's qualified status. Except as disclosed on Schedule
2.10 and in the SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any officer or employee, including any current or former officer or director of either of the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries is liable.

          2.11 ERISA Compliance. (a) Schedule 2.11(a) sets forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including, but not limited to, those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each an "ERISA Affiliate") for the benefit of any current or former employees, officers or directors of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability (collectively, the "Benefit Plans"). No Benefit Plan is a union sponsored benefit plan or "multiemployer plan" (as defined in Section 3(37) of ERISA), and neither the Company nor any ERISA Affiliate has at any time contributed to or been required to contribute to any multiemployer plan. The Company will, make available to Investor at its request true, complete and correct copies of each Benefit Plan and related trust agreement and annuity contract and (to the extent applicable) a copy of each Benefit Plan's current summary plan description. In addition, to the extent applicable, the Company will provide to Investor where reasonably requested by Investor a copy of the most recent IRS determination letter issued to each Benefit Plan and a copy of the most recently filed IRS Form 5500 together with all schedules, actuarial reports and accountants' statements for each Benefit Plan.

               (b) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, each ERISA Affiliate and all the Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA and the Code.

               (c) Except as set forth on Schedule 2.11(c), all Benefit Plans intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               (d) No Benefit Plan had, as of it most recent valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA) and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances that could adversely change the funded status of any such Benefit Plans.

               (e) None of the Company, any ERISA Affiliate, any officer of the Company or any of its Subsidiaries or any of the Benefit Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any ERISA Affiliate or any officer of the Company or any of its Subsidiaries or Investor to tax or penalty under ERISA, the Code or other applicable law. Neither any of such Benefit Plans nor any of such trusts has been terminated during the last five years.

               (f) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(l) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, (iii) no such Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code, and
(iv) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated at any time without material liability to the Company or any of its Subsidiaries.

               (g) Except as set forth on Schedule 2.11(g), neither the Company nor any ERISA Affiliate has, at any time, (i) maintained or contributed to any employee pension benefit plan subject to Title IV of ERISA or Code Section 412 or (ii) been required to contribute to, or incurred any withdrawal liability within the meaning of ERISA Section 4201, including any contingent liability within the meaning of ERISA Section 4201, to any multiemployer plan as defined in ERISA Section 3(37).

               (h) Except as set forth on Schedule 2.11(h), there are no pending investigations by any Governmental Entity involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, nor, to the best of the Company's or any affiliate's knowledge, are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          2.12 Taxes. Except as set forth on Schedule 2.12,

               (a) The Company and each of its Subsidiaries have filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. The Company and each of its Subsidiaries have paid (or the Company has paid on their behalf) all taxes due for the periods for which such returns were filed and all material taxes for which no return was required to be filed, and the most recent financial statements contained in the SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

               (b) No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through 1993.

               (c) As used in this Agreement, "Taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever including, without limitation, interest, penalties and additions to tax with respect thereto.

               (d) The Company is not a "real property holding corporation" as defined in the Code.

          2.13 No Excess Parachute Payments; Termination Payments; Section 162(m) of the Code. Any amount that could be received (whether in cash or property or the vesting of property) by any employee, officer or director of either of the Company or any of their affiliates who is a "disqualified individual" (as is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as is defined in Section 280G(b)(1) of the Code). There are no payments that the Company or any of its Subsidiaries is or would be required to make to any of the Company's or any Subsidiary's current or former employees or to any third party which payment is contingent upon a change of control of the Company or any of its Subsidiaries or payable as a result of the transactions contemplated by this Agreement. The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any commitment, program, arrangement or understanding.

          2.14 Compliance with Applicable Laws. (a) The Company and its Subsidiaries have in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), including without limitation any Permits required by the U.S. Food and Drug Administration, necessary for them to own, lease or operate their properties and assets and to carry on their business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which would not have a Material Adverse Effect. Except as disclosed in the SEC Documents, each of the Company and its Subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except where the failure to be in compliance would not have a Material Adverse Effect. The Company and its Subsidiaries have obtained and maintained all Environmental Permits required with respect to their respective properties, assets, businesses and operations, except where the failure to obtain or maintain an Environmental Permit would not have a Material Adverse Effect. The term "Environmental Permit" means any permit, license, approval or other authorization required under any Environmental Law (as defined below).

               (b) Each of the Company and its Subsidiaries and their respective properties, assets, businesses and operations is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company and their respective properties, assets, businesses and operations, was, in compliance with all applicable Environmental Laws and Environmental Permits, except for possible noncompliance which would not have a Material Adverse Effect. The term "Environmental Laws" means any applicable Federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (i) pollution or protection of health or the environment, the Release or threatened Release of Hazardous Material (as hereinafter defined) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

               (c) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously-owned properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, except in each case for those which are not reasonably likely to have a Material Adverse Effect. Prior to the period of ownership by the Company and its subsidiaries of any of their respective current or previously-owned properties there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which would not have a Material Adverse Effect. The term "Release" means any release as defined in 42 U.S.C. ss. 9601(22) but excluding the exceptions in ss. 9601(22)(A) - (D), and the term "Hazardous Material" means (i) hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by Environmental Laws, including the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.ss. 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq. and the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) radioactive materials including, without limitation, source byproduct or special nuclear materials and (v) pesticides.

               (d) Except as disclosed on Schedule 2.14(d), (i) the Company and its Subsidiaries and their respective properties, assets, businesses and operations have not received notice of, and to the best knowledge of the Company and its Subsidiaries are not subject to any material Environmental Claims (direct or contingent, and whether known or unknown) or material Environmental Liabilities arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any Subsidiary or their respective predecessors, and (ii) neither the Company nor any of its Subsidiaries has received any notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors, which could have a Material Adverse Effect. The Company has disclosed on Schedule 2.14(d) all material environmental assessment reports prepared by or for the Company's consultants since January 1, 1993 regarding the environmental condition of the Company's properties or relating to its activities. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies and employees) action, lawsuit, claim, proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Material; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce, use, or storage of chemical or other Hazardous Material. An "Environmental Claim" includes, but is not limited, to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company or any of its Subsidiaries, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of such an Environmental Permit as alleged by a Federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

          2.15 Contracts; Debt Instruments. (a) All contracts and agreements binding on the Company or any of its Subsidiaries or any of their assets or properties that is or was required to be filed with any SEC Document have been so filed. Except as set forth on Schedule 2.15, neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any event or condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any contract or agreement that materially limits the ability of the Company directly or through any of its Subsidiaries to compete in any line of business or with any person in any geographic area during any period of time. The Company is not aware of any indemnification, breach of contract or similar claims by or against the Company or any of its Subsidiaries which are pending or threatened (or which could be reasonably expected to be made in the future) with respect to the acquisition of any business by the Company.

               (b) Set forth on Schedule 2.15(b) of this Agreement is (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and (ii) the respective principal amounts currently outstanding thereunder. For purposes of this Section 2.15, "indebtedness" shall mean, with respect to any Person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid,
(iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (vi) all capitalized lease obligations of such person,
(vii) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other person.

          2.16 Labor Matters. Except as set forth on Schedule 2.16 and as disclosed in the SEC Documents, no employee of the Company or any of its Subsidiaries is represented by any union or other labor organization. There is no labor strike, dispute, material slowdown, representation campaign or material work stoppage pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any material work stoppage since September 30, 1997.

          2.17 Title to Properties. (a) The Company and its Subsidiaries have good, valid and marketable title to, or valid leasehold interests in, all their material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth in Schedule 2.17(a), all such material properties and assets, other than properties and assets in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its Subsidiaries to conduct business as currently conducted.

               (b) Each of the Company and its Subsidiaries has complied in all material respects with the terms of all material real property leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under all such material real property leases.

          2.18 Insurance Policies. The Company and each of its Subsidiaries maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are consistent with industry practice. A complete list of all material insurance policies, including deductibles applicable to such policies, is set forth in Schedule 2.18. Neither the Company nor any of its Subsidiaries is now liable, nor, to the Company's knowledge, will any of them become liable, for any retroactive premium adjustment not reflected in the September Balance Sheet. All policies are valid and enforceable and in full force and effect, all premiums owing in respect thereof have been timely paid, and neither the Company nor any of its Subsidiaries has received any notice of premium increase or cancellation with respect to any of its insurance policies or bonds. There are no claims pending as to which the insurer has denied liability or is reserving its rights, and all claims have been timely and properly filed. Within the last three years, neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that their existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

          2.19 Patents, Trademarks, Trade Names, Etc. The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") except where the lack of ownership, license or right to use would not have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property rights of the Company. Except as set forth on Schedule 2.19, no claims have been asserted by, and to the knowledge of the Company no claims are pending or have been threatened by, any Person to the use of any Intellectual Property owned or used by the Company or its Subsidiaries or challenging or questioning the validity or effectiveness of any license or agreement relating thereto to which the Company or its Subsidiaries is a party and which would have a Material Adverse Effect. Except as disclosed on Schedule 2.19, to the knowledge of the Company no Person infringes or has infringed upon or acts or has acted adversely to any rights of the Company in and to Intellectual Property owned or used by the Company.

          2.20 Antitakeover Statute. From and after the date hereof, (i) Section 203 of the Delaware General Corporation Law (the "DGCL") will be inapplicable to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, and (ii) any other takeover law in effect on the date hereof which, if applicable, could affect the ability of Investor to consummate the transactions contemplated hereby or have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect on Investor, shall be inapplicable to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

          2.21 No Required Vote of Company Stockholders. If the waiver from The Nasdaq Stock Market Inc. contemplated in Article V is obtained, no vote of the stockholders of the Company is required by any law, the Restated Certificate of Incorporation or By-Laws of the Company or pursuant to the rules and regulations of any Governmental Entity to approve the transactions contemplated by this Agreement or the Ancillary Agreements.

          2.22 Disclosure. This Agreement and the Schedules furnished by the Company or any of its Subsidiaries pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading. The Company does not know of any information or fact which has or would have a Material Adverse Effect which has not been disclosed to Investor.

          2.23 Acknowledgment Regarding Investors' Purchase of Securities. The Company acknowledges and agrees that Investor is acting solely in the capacity of an arm's length purchaser with respect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that Investor is not acting as a financial advisor of the Company (or in any similar capacity) with respect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and any statement made by Investor or any of its respective representatives or agents in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby is not advice or a recommendation and is merely incidental to the Investor's purchase of securities hereunder. The Company further represents to Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

          2.24 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities or any of the Conversion Shares to Investor. The issuance of the Securities and the Conversion Shares to Investor will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

          2.25 Fairness Opinion. The Company has provided to Investor a copy of the opinion of Needham & Company, Inc. as to the fairness of the Investment Transactions to the Company, which opinion has been executed and delivered to the Board of Directors of the Company at or prior to the authorization and approval by such board of the Investment Transactions.

          2.26 Nasdaq Listing. None of (i) the entry into this Agreement or any Ancillary Agreement or (ii) provided the waiver contemplated by Section 5.1(k) is obtained, the consummation of the Investment Transactions, will violate or conflict with any rule or regulation of Nasdaq or adversely affect the continued listing of the Common Stock or the Shares on the Nasdaq National Market.

          2.27 Year 2000. All computer software used by the Company and its Subsidiaries in the conduct of their businesses is capable of accurately processing, calculating, manipulating, and storing, and exchanging with other software so capable, date/time data from, into and between the twentieth and twenty-first centuries, including, without limitation, the years 1999 and 2000 and any leap year calculations, except as provided on Schedule 2.27 or where the failure of such software to so perform will not result in a Material Adverse Effect.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

          The Investor represents and warrants to the Company as follows:

          3.1 Authorization and Validity. Investor is a duly organized and validly existing limited liability company in good standing under the laws of the State of Connecticut. Investor has the requisite corporate power and corporate authority to execute and deliver this Agreement and all agreements and documents contemplated hereby or executed in connection herewith, including without limitation the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Investor and the consummation by Investor of the transactions contemplated hereby and thereby have been duly and validly authorized by Investor, and no other proceedings on the part of Investor are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Agreement at the time of execution will have been, duly and validly executed and delivered by Investor, and (assuming this Agreement and such Ancillary Agreements each constitutes a valid and binding obligation of the Company) constitutes and will constitute the valid and binding obligations of Investor, enforceable against Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          3.2 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by such Investor nor the consummation of the transactions contemplated hereby will result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Investor under, (a) the organizational documents of Investor, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Investor or its properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Investor or its properties or assets, other than, in the case of clauses (b) or (c), any such violations, defaults, rights or Liens that individually or in the aggregate would not have a material adverse effect on the ability of Investor to consummate the transactions contemplated hereby or by the Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by Investor in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for any filing required under Sections 13(d) and 16(a) of the Exchange Act.

          3.3 Private Placement . Investor is acquiring the Securities in a transaction intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act. Investor understands and acknowledges that the Securities and any Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available. Investor, and each member of Investor, is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Investor confirms that (i) it is familiar with the business of the Company, (ii) it has had the opportunity to ask questions of officers and directors of the Company and to obtain information about the business and financial condition of the Company as it has reasonably requested, and (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities. Investor acknowledges that all certificates representing Shares and any Conversion Shares shall bear the following legend in addition to any other legend required under applicable law or any Ancillary Agreement:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

          3.4 Investment Intent. The Securities are being, and any Conversion Shares will be, acquired by Investor for its own account, and not with a view to any distribution thereof that would violate the Securities Act or the applicable securities laws of any state. The Investor will not distribute the Securities or any Conversion Shares in violation of the Securities Act or the applicable securities laws of any state.

                                   ARTICLE IV

                                    COVENANTS

          4.1 Conduct of Business of the Company.

               (a) From the date of this Agreement to the Closing Date, unless Investor has consented in writing thereto, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its operations according to its usual, regular and ordinary course of business consistent with past practice; (ii) use its best efforts to preserve intact their business organizations and goodwill, maintain in effect all existing qualifications, licenses, permits, approvals and other authorizations, keep available the services of their officers and employees and maintain satisfactory relationships with those persons having business relationships with them; (iii) promptly notify Investor of the existence of any breach of any representation or warranty contained herein or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct; and (iv) promptly deliver to Investor true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement, any internal monthly reports prepared for or delivered to the Board of Directors after the date hereof and monthly financial statements for the Company and its Subsidiaries for and as of each month end subsequent to the date of this Agreement.

               (b) From and  after  the date of this  Agreement  to the  Closing
Date, unless Investor has consented in writing thereto, the Company shall not, and shall not permit any of its Subsidiaries to, (i) amend its Restated Certificate of Incorporation or Bylaws or comparable governing instruments, or propose any amendments to the foregoing, (ii) issue, sell or pledge any shares of its capital stock or other ownership interest in the Company (other than issuances of Common Stock upon the exercise of outstanding options granted pursuant to a Stock Option Plan or pursuant to the Stock Purchase Plan) or any of the Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities; or accelerate any rights to convert or exchange or acquire any securities of the Company or any of its Subsidiaries for any such shares or ownership interest; (iii) effect any stock split or otherwise change its capitalization as it exists on the date hereof; (iv) grant, confer or award any option, warrant, convertible security or other right to acquire any shares of its capital stock or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan; (v) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than such payments by a wholly-owned Subsidiary); (vi) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries; (vii) sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries), except for (A) sales of inventory in the ordinary course of business, (B) dispositions of other assets in an amount not to exceed $100,000 in book value in the aggregate and (C) the sale by the Company to IRE-Polus Group of certain real estate in Sturbridge, Massachusetts together with the Company's telecommunications business, all substantially upon the terms and conditions set forth in a letter between the Company and such buyer dated December 8, 1998 and previously provided to Investor (any such sale or disposition described in the preceding clauses (A), (B) and (C) a "Permitted Sale"); (viii) settle or compromise any pending or threatened Litigation, other than settlements which involve solely the payment of money (without admission of liability) not to exceed $250,000 in the aggregate; (ix) acquire by merger, purchase or any other manner, any business or entity or otherwise acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except for purchases of inventory, supplies or capital equipment in the ordinary course of business under the Company's existing credit agreement; (xi) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Subsidiaries of the Company; (xii) make or forgive any loans, advances or capital contributions to, or investments in, any other person; (xiii) make any Tax election or settle any Tax liability, other than those relating to audits described in Schedule 2.12 provided such settlements in the aggregate will not exceed reserves reflected in the September Balance Sheet by an amount that would have a Material Adverse Effect; (xiv) waive, amend or allow to lapse any term or condition of any confidentiality or "standstill" agreement to which the Company is a party; (xv) grant any stock related or performance awards; (xvi) enter into any new employment, severance, consulting or salary continuation agreements with any officers, directors or employees or grant any increases in compensation or benefits to employees other than increases in the ordinary course of business in accordance with regularly scheduled periodic increases; (xvii) adopt, amend or terminate any employee benefit plan or arrangement; (xviii) incur any fees or expenses in connection with the transactions contemplated by this Agreement in excess of $350,000 (which amount shall not include any Expense Fee payable to Investor pursuant to Section 6.3(a)); (xix) make any material changes in the type or amount of their insurance coverages; (xx) make any new capital expenditures other than in accordance with the Company's existing budget and not to exceed $25,000 for any single expenditure and $100,000 in the aggregate; and (xxi) agree in writing or otherwise to take any of the foregoing actions or to take any action which would make any of the Company's representations or warranties in this Agreement untrue or incorrect as if made at any time from the date of this Agreement to the Closing Date.

          4.2 No Solicitation.

               (a) The  Company  shall  not,  nor  shall  it  permit  any of its
Subsidiaries  to, nor shall it  authorize  or permit any  officer,  director  or employee of or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Sale (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, any Sale; provided, however, that as a result of the exercise by the Board of Directors of fiduciary obligations under applicable law (as determined in good faith by the Board of Directors and based on the advice of outside counsel), the Company may upon receipt by the Company of an unsolicited offer to effect a Sale that would constitute a Superior Proposal (as hereinafter defined), following delivery to Investor of the notice required pursuant to Section 4.2(d), participate in negotiations regarding such proposed Sale and furnish information with respect to the Company pursuant to a customary confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Sale" means any merger or other business combination involving the Company or any of its Subsidiaries or any acquisition in any manner (including through a joint venture with the Company), directly or indirectly, of any equity interest in the Company or any interest in the outstanding voting securities of the Company (except pursuant to the Stock Option Plans or Stock Purchase Plan) or any of the assets of the Company or any of its subsidiaries, except for Permitted Sales.

               (b) Neither the Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Investor, the approval or authorization by such Board of Directors or any such committee of the transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Sale or (iii) enter into any agreement with respect to any Sale. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives an unsolicited offer or proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors and based on the advice of outside counsel), it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement, approve or recommend any such Superior Proposal, or terminate this Agreement in order to enter into an agreement with respect to such a Superior Proposal, in each case at any time after the fifth business day following the Investor's receipt of written notice (a "Notice of Superior Proposal") advising Investor that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. The Company may take any of the foregoing actions pursuant to the preceding sentence only if (i) the Company is not otherwise in material breach of this Agreement, (ii) the Company pays to Investor the Expense Fee and the Termination Fee (each as hereinafter defined) to the extent required by Section 6.3(a) and Section 6.3(b), respectively, and (iii) the Board of Directors has considered in good faith any alternative proposal delivered by the Investor to the Company within the five-day period following Investor's receipt of the Notice of Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal for the acquisition, whether by the sale or issuance of securities or pursuant to an agreement of merger or consolidation, of more than 50% of the outstanding voting securities of the Company (as determined prior to giving effect to such proposed transaction), or the acquisition of more than 50% of the consolidated assets of the Company measured by book value, in either case on terms which the Board of Directors determines in its good faith reasonable judgment (and based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the transactions contemplated hereby.

               (c) Nothing contained in this Section 4.2 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, provided, however, that neither the Company nor its Board of Directors shall, except as permitted by paragraph (b) of this section, propose to approve or recommend a Sale.

               (d) In addition to the obligations of the Company set forth in paragraph (b) above, the Company shall promptly (but in any event within one calendar day) advise Investor orally and in writing of any request for information in connection with any Sale, or any inquiry with respect to or which could lead to any Sale, the material terms and conditions of such request, proposal or inquiry, and the identity of the person making any such proposal or inquiry. The Company will keep Investor fully informed of the status and details of any such requests, proposal or inquiry.

          4.3 Access to Information. Between the date of this Agreement and the Closing Date, the Company will upon reasonable notice (i) give Investor and its authorized representatives access during regular business hours to all of the Company's plants, offices, warehouses and other facilities and to all books and records of it, (ii) permit Investor to make such inspections as they may require (and the Company shall cooperate with Investor in any inspections, including, without limitation, environmental due diligence), and (iii) cause its officers and those of its Subsidiaries to furnish Investor with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Investor may from time to time request.

          4.4 Nasdaq Listing. The Company will use its reasonable best efforts to insure that the Shares and the Conversion Shares issuable upon conversion of the Warrants are listed or authorized to be quoted on the Nasdaq National Market or listed on any national securities exchange on which shares of Common Stock are then listed.

          4.5 Board of Directors Matters.

               (a) On or before the Closing Date, the Company shall take such action as is necessary to increase the size of its Board of Directors to seven directors and shall cause three designees of Investor, who shall be designated in writing to the Company within three business days prior to the Closing, to be elected to the three newly created vacancies on the Board of Directors, such elections to be effective as of the Closing Date. During such time after the Closing as Investor and its affiliates shall continue to own in the aggregate not less than 50% of its and their Initial Common Holdings, the Company will support the nomination of, and the Company's nominating committee (or other board committee exercising a similar function) shall recommend to the Board of Directors, and the Board of Directors will use its good faith efforts to ensure, that the slate of nominees recommended by the Board of Directors to stockholders for election as directors at each annual meeting of stockholders of the Company, commencing with the first annual meeting of stockholders after the date of this Agreement, includes at least the number of designees of Investor equal to one less than the number of directors that would constitute a majority of such board following such election. In the event any designee of Investor hereunder shall cease to serve as a director for any reason, the Board of Directors shall fill the vacancy resulting thereby with a person designated by Investor. Any nominee or designee to the Board of Directors of Investor or the Company shall be reasonably satisfactory to the other party, and each party shall afford the other a reasonable opportunity to review and comment upon the qualifications of any such nominee or designee prior to recommending such nominee or designee for election to the Board of Directors. During such time as Investor is entitled to have designees on the Board of Directors, the Investor shall also be entitled to have a designee serve on each committee of the Board of Directors, including any special committee, and the Company agrees to cause such designee to be so appointed; provided, however, that if such designee would not be considered "independent" or "disinterested" or the equivalent (i) for purposes of any applicable rule of The Nasdaq Stock Market, Inc. or any provision of the U.S. federal securities laws (and the rules and regulations thereunder) or the Code or (ii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Company and Investor, then such designee shall not be required to be appointed to such committee. As used above, "Initial Common Holdings" means the aggregate of the number of Shares and the number of Conversion Shares (as if issued on the Closing Date).

               (b) Following the date hereof and prior to the Closing, the Company shall use its reasonable best efforts to cause the coverage limit under its current directors and officers insurance policy covering the directors and officers of the Company immediately following the Closing and all former directors and officers (the "D&O Policy") to be increased to at least $20 million, with terms that are substantially similar to those in the Company's existing policy, but excluding claims made under the existing policy prior to Closing.

          4.6 Reasonable Best Efforts. (a) Subject to the terms and conditions contained herein, the Company and Investor agree to use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable best efforts shall include, without limitation, (i) the obtaining of all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) opposing vigorously any litigation or administrative proceeding relating to this Agreement and the Ancillary Agreements or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or agency order. Notwithstanding the foregoing or any other provisions contained in this Agreement to the contrary, neither Investor nor any of its affiliates shall be under any obligation of any kind to enter into any negotiations or to otherwise agree with any Governmental Entity, including but not limited to any governmental or regulatory authority with jurisdiction over the enforcement of any applicable federal, state, local and foreign antitrust, competition or other similar laws, or any other party to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of any of the Company, Investor or any of Investor's affiliates.

               (b) The  Company  shall give and make all  required  notices  and reports to the appropriate persons with respect to the Permits and Environmental Permits that may be necessary for the consummation of the Investment Transactions.

               (c) The Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

          4.7 Public Announcements. The Company and Investor shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation.

          4.8 Stockholder Litigation. Each of the parties to this Agreement shall give the other the opportunity to participate in the defense or settlement of any stockholder litigation relating to any of the transactions contemplated by this Agreement, whether before of after the Closing. No settlement in any such litigation shall be agreed to without Investor's consent, which consent shall not be unreasonably withheld; and no settlement requiring a payment by a director shall be agreed to without such director's consent.

          4.9 Stock Options. The Company will not take any action to accelerate the exercisability or vesting of any outstanding options to purchase Common Stock or modify any other terms of such options as a result of the transactions contemplated hereby.

          4.10 Certain Approval Rights. The Company shall not, without the consent of the Required Directors (as defined below) at the time of such proposed action, (a) amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws of the Company, or file any certificate of designation relating to any preferred stock; (b) sell, convey, transfer, abandon, lease or otherwise dispose of or encumber all or substantially all of its property or business or effect a material change in the nature of its business; (c) sell, convey, transfer, abandon, lease or otherwise dispose of or encumber any of the capital stock of Leisegang Medical, Inc. or Optical Filter Corporation, or sell all or substantially all of the property or business of either of those corporations, whether or not they constitute all or substantially all of the property or business of the Company, (d) purchase, lease or otherwise acquire all or substantially all of the properties or assets of any other corporation or entity (whether through the purchase of stock or assets); (e) merge or consolidate with or into any other corporation, corporations, entity or entities; (f) voluntarily dissolve, liquidate, or wind up or carry out any partial liquidation or dissolution or transaction in the nature of a partial liquidation or dissolution; (g) issue any shares of Common Stock or any class or series of capital stock, or any options, warrants, bonds, debentures, notes or other obligations or securities convertible into or exchangeable for, or having optional rights to purchase, Common Stock (other than issuances of Common Stock upon the exercise of outstanding options or future awards granted pursuant to a Stock Option Plan or pursuant to the Stock Purchase Plan) or adopt any new Stock Option Plan or Stock Appreciation Plan, amend any Stock Option Plan or amend or reprice any award or grant thereunder or
(h) incur any indebtedness (other than accounts payable arising in the ordinary course of business) except as permitted, at the time of such incurrence, by the Company's existing credit facility as amended or restated at such time;
provided, however, that the supermajority voting requirements provided for in this Section 4.10 shall terminate on the first date that Investor and its Permitted Transferees beneficially own in the aggregate less than 98% of their Initial Common Holdings. On or before the Closing Date, the Company shall take such action as is necessary to cause the Bylaws of the Company to be amended so as to permit, pursuant to Section 141(b) of the Delaware General Corporation Law, the supermajority voting requirements of this Section 4.10, and to ensure that, so long as this Section 4.10 shall be in effect, the provision in the Bylaws as so amended relating to such voting requirements may not be amended without the affirmative vote of the Required Directors. "Required Directors" means that number of directors of the Company's Board of Directors equal to the quotient obtained by dividing (x) five times the number of directors constituting all directors at the time of such determination by (y) seven, and, if such quotient is not a whole number, rounding such quotient up to the nearest whole number so that, for example, if the number of all directors on the board is seven, the number of Required Directors would be five, and if the number of all directors is nine, the number of Required Directors would be seven.

          4.11 No Integration. The Company shall not make any offers or sales of any security (other than the securities to be issued pursuant to the Investment Transactions) prior to the Closing under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act or cause the offering of securities being offered or sold hereunder to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

          4.12 Nasdaq Waiver Application. On or before December 23, 1998, the Company shall promptly prepare and file with The Nasdaq Stock Market, Inc. ("Nasdaq"), a proper application to obtain the waiver of the requirement of any vote of the stockholders of the Company under Nasdaq Rule 4310(c)(25), and any other applicable rules and regulations. The Company shall afford Investor a reasonable opportunity to review and participate in the preparation of such application, and shall provide prompt notice to Investor of the filing of application and any related response or comments of Nasdaq. If and when the Company receives such waiver, the Company shall promptly mail to all the stockholders of the Company the notice required by Rule 4310(c)(25)(H)(ii)(b) of the Nasdaq Rules.

                                    ARTICLE V

            CONDITIONS TO CONSUMMATION OF THE INVESTMENT TRANSACTION

          5.1  Conditions  to  Investor's   Obligations  for  the  Closing.  The
obligations of Investor to effect the Investment Transactions are subject to the satisfaction or written waiver of the following conditions:

               (a) the representations and warranties of the Company contained in this Agreement (each of which, for all purposes of this paragraph, shall be read as though none contains any qualification as to materiality or Material Adverse Effect) shall be true and correct in all material respects on and as of the Closing Date (irrespective of any notice delivered after the date hereof);

               (b) the Company shall have performed in all material respects all of its obligations under this Agreement required to be performed prior to the Closing Date;

               (c) there shall not have occurred after the date hereof any Material Adverse Effect;

               (d) Investor shall have received a certificate of the President of the Company, and such other officers of the Company as are designated by Investor, on behalf of the Company, certifying as to the fulfillment of the conditions set forth in clauses (a), (b) and (c) above;

               (e) no statute, rule, regulation, judgment, order or injunction shall be enacted, entered, promulgated or enforced, threatened or proposed (i) challenging the transactions contemplated hereby, seeking to restrain or prohibit the Investment Transactions or any other transactions contemplated hereby or seeking any damages from the Company or Investor, (ii) seeking to impose limitations on the ability of Investor to acquire or hold, or exercise full rights of ownership of, any Securities or the Conversion Shares, including the right to vote the Shares (or Conversion Shares), or (iii) which otherwise would be reasonably likely to have a Material Adverse Effect;

               (f) Investor shall have been provided with evidence satisfactory to the Investor in its discretion that the Board of Directors has approved the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL;

               (g) Investor shall have received a certificate, dated the Closing Date, duly executed by the Secretary of the Company certifying as to (i) the attached copy of resolutions of the Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and stating that such resolutions have not been modified, amended, revoked or rescinded and (ii) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement and any Ancillary Agreement and any other instrument delivered in connection herewith.

               (h) Investor shall have received a certificate of the Company's organization, valid existence and good standing as a domestic corporation in the State of Delaware as of a date not more than five days prior to the Closing Date;

               (i) Investor shall have received an opinion of counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit D;

               (j) the Company shall have received (and furnished to Investor evidence thereof reasonably satisfactory to Investor) any necessary or required approvals or consents from all Governmental Entities and other third parties necessary or required to complete the transactions contemplated by this Agreement and the Ancillary Agreements, and such approvals and consents shall not have been withdrawn or expired as of the Closing Date;

               (k) the Company shall have received a waiver from The Nasdaq Stock Market, Inc. as to any requirement for a vote of the stockholders of the Company in connection with the Investment Transactions;

               (l) (1) the three designees of Investor shall have been elected to the Board of Directors, (2) the Company shall have amended its Bylaws to permit the supermajority voting requirements of directors contemplated by
Section 4.10, and (3) the Company shall have entered into an Indemnification Agreement with each of such designees providing benefits no less favorable to the indemnitees than are provided under the Indemnification Agreement previously entered into by the Company and its directors;

               (m) with respect to the Loan Agreement, dated January 27, 1998, between the Company and Bank Boston, N.A. ("Bank Boston") and the Master Lease Agreement, dated March 20, 1998, between the Company and BancBoston Leasing, Inc. (with Bank Boston, the "Lenders") (each a "Loan Agreement" and collectively, the "Loan Agreements"), Investor shall have received evidence satisfactory to it that (i) the Company has obtained from Lenders (A) a waiver of all defaults or events of default that occurred under the Loan Agreements on or before September 30, 1998 or that are continuing and (B) all consents and approvals necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) the Loan Agreements have been amended such that (A) the Company's independent auditors will not be precluded from issuing reports in connection with the Company's financial statements without qualification as to the Company's status as a going concern, (B) without further modification, all of the Company's outstanding debt under the Loan Agreements as at September 30, 1999 may be accounted for on the Company's consolidated balance sheets as of such date, in accordance with generally accepted accounting principles, as long-term debt (except for current maturities and any amounts accelerated as a result of defaults or events of default after the Closing Date) and (C) the terms of such Loan Agreements, as amended, including without limitation any financial covenants and financial ratios, would not, given the financial position and business prospects of the Company at and following the Closing, reasonably be expected to result in a default or an event of default under either of the Loan Agreements, or result in facts or circumstance that, with the passage of time or the giving or notice or both, would result in a default or an event of default under either of the Loan Agreements;

               (n) the Company shall have obtained the additional coverage under the D&O Policy as provided in Section 4.5(b);

               (o) no Litigation (i) by or on behalf of the stockholders or former stockholders of the Company or by or on behalf of the Company derivatively or (ii) which could result in a Material Adverse Effect, in addition in either case to that disclosed on Schedule 2.9, shall have been initiated, nor shall any existing Litigation so disclosed have been amended in a manner so as to materially increase the aggregate potential liability of the Company, its Subsidiaries and its or their respective directors and officers;

               (p) Investor shall have received a certificate from the transfer agent for the Common Stock certifying the number of shares of Common Stock issued and outstanding as of the close of business on the day before the Closing Date, which number shall not be more than 8,071,250 increased by the number of shares of Common Stock issued in compliance with Section 4.1(b) hereof; and

               (q) the Company shall have delivered certificates representing the Securities to Investor.

          5.2 Conditions to the Company's Obligations for the Closing. The obligations of the Company to effect the Investment Transactions are subject to the satisfaction or written waiver of the following conditions:

               (a) the representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects, on and as of the Closing Date (irrespective of any notice delivered after the date hereof), and Investor shall have performed in all material respects all of its obligations under this Agreement required to be performed prior to the Closing Date; and

(b) the Company shall have received a certificate, dated the Closing Date, duly executed by the president or another executive officer of Investor, certifying as to the fulfillment of the condition set forth in clause (a) above;

(c) the Company shall have received a certificate, dated the Closing Date, duly executed by the president or other executive officer of Investor, certifying as to (i) the correctness and completeness of a copy the Articles of Organization of Andlinger Capital XIII LLC, which shall be attached as an exhibit to such certificate, (ii) the due authorization and approval by Investor of the Investment Transactions and any other transactions contemplated hereby, (iii) such officer's incumbency, and the incumbency of any other officer of Investor who has executed this Agreement or any Ancillary Agreement, and (iv) the authority of each of them to execute, deliver and perform on behalf of Investor and in Investor's name this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby;

          (d) the Company shall have received a waiver from The Nasdaq Stock Market, Inc. as to any requirement for a vote of the stockholders of the Company in connection with the Investment Transactions; and

          (e) Investor shall have delivered the Purchase Price to the Company.

                                   ARTICLE VI

                        TERMINATION; AMENDMENT; INDEMNITY

          6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

               (a) by mutual written consent of the Company and Investor;

               (b) by either the Company or Investor:

                    (i) if the Closing does not occur by 5:00 p.m. Eastern Time on January 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of this condition;

                    (ii) if any court of competent jurisdiction or any other governmental body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Investment Transactions and the other transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

               (c) by Investor (i) if the Board of Directors of the Company withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to Investor, the approval or authorization by such Board of Directors or any committee of such board of the transactions contemplated by this Agreement, or if such board approves or recommends, or proposes to approve or recommend, any Sale or if such board enters into any agreement with respect to any Sale, (ii) if the Company fails to perform in any material respect any of its obligations under this Agreement, and such failure has not been cured within seven business days after written notice of the failure from Investor to the Company, (iii) at any time when the condition set forth in Section 5.1(a) is not satisfied (regardless of whether such decision is based on any event or circumstance Investor knows or could be deemed to know as of the date hereof), provided, that, if such non-satisfaction is curable, Investor may terminate pursuant to this clause (iii) only if such condition remains unsatisfied seven business days after Investor gives notice of such non-satisfaction to the Company or (iv) if shares of Common Stock are no longer listed or authorized for quotation on the Nasdaq National Market, or there is some reasonable likelihood that the Common Stock, after giving effect to the transactions contemplated hereby, will no longer be listed or authorized for quotation on the Nasdaq National Market.

               (d) by the Company (i) as provided in Section 4.2 in respect of a Superior Proposal (provided the Company shall have paid the Termination Fee and the Expense Fee to the extent required by Section 6.3(b)), (ii) if Investor fails to perform in any material respect any of its obligations under this Agreement, and such failure has not been cured within seven business days after written notice of the failure from Company to Investor or (iii) if Investor breaches in any material respect any of its representations and warranties hereunder.

          6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement, except for the provisions of this Section 6.2 and Sections 6.3, 6.5, 6.6 and 7.10 (and except for any other sections, schedules or provisions referred to in such sections to the extent necessary to give them effect) shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, provided, however, that nothing in this
Section 6.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

          6.3 Termination Fee and Expense Fee.

               (a) In  addition  to any other  amounts  which may be  payable or become payable pursuant to this Agreement, the Company shall, at the Closing and from time to time after the Closing, or in the case of any termination of this Agreement other than termination by the Company pursuant to Section 6.1(d)(ii) or (iii), promptly, but in no event later than five business days after such termination, reimburse Investor for all out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, experts and consultants to Investor and its affiliates), in an amount not to exceed $100,000 except as provided in
Section 6.3(d), whether incurred prior to, on or after the date hereof, in connection with the Investment Transactions and the consummation of all transactions contemplated by this Agreement (such fee, the "Expense Fee").

               (b) If this Agreement shall have been terminated by Investor pursuant to Section 6.1(c)(i) or by the Company pursuant to Section 6.1(d)(i), and on or prior to one year from the date hereof any Superior Proposal shall have been consummated, then the Company shall promptly, but in no event later than five business days after the event giving rise to such payment, pay Investor a fee of $600,000 in cash (the "Termination Fee"), which amount shall be payable in same day funds. No amount payable pursuant to any of the other provisions of this Agreement shall reduce the amount of the Termination Fee payable pursuant to this Section 6.3(b).

               (c) In addition to the other provisions of this Section 6.3, in the event an Expense Fee or Termination Fee is or becomes payable, the Company agrees promptly, but in no event later than five business days following written notice thereof, together with related bills or receipts, to reimburse Investor for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such Expense Fee and Termination Fee as a result of any breach by the Company of its obligations under this Section 6.3.

               (d) If expenses are incurred that would be included in the Expense Fee but for the $100,000 limitation set forth in Section 6.3(a), and such expenses are in any way related to any Superior Proposal received by the Company (including any tender offer made to stockholders of the Company), then the Expense Fee payable hereunder shall be increased by the amount of such expenses, but only to the extent that the proceeds received by the Company or its stockholders from the related transaction exceed the Purchase Price payable hereunder.

          6.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties.

          6.5 Company's Obligation to Indemnify. From and after the Closing, and subject to the limitations contained in Sections 6.10(a) and 6.10(b), the Company shall indemnify, defend and hold harmless Investor, its affiliates and each person, if any, who controls Investor, or any of its affiliates, and the respective agents, employees, officers and directors of Investor, its affiliates and any controlling person of any of them (the "Investor Indemnified Parties"), to the fullest extent lawful, from and against any and all claims, losses, settlements, fines, liabilities, damages, deficiencies, costs or expenses (including, as incurred and without limitation, reasonable costs of investigating, preparing or defending any of the foregoing) (any of the foregoing, "Losses") suffered, sustained or incurred, directly or indirectly, or required to be paid by, any Investor Indemnified Party, but only to the extent that such Losses are due to, based upon, arise out of or otherwise relate to (a) any inaccuracy in, or any breach of, any representation or warranty of the Company contained in this Agreement (or any disclosure schedules hereto or any certificate or other documents delivered on behalf of the Company hereunder),
(b) any breach of any covenant or agreement of the Company contained in this Agreement or (c) in connection with any Litigation by stockholders or on behalf of stockholders of the Company, or by or on behalf of the Company derivatively, which in any such case arises as a result of the entry into this Agreement or the consummation of the transactions contemplated hereby, provided, that, the Company shall have no obligation hereunder to any Investor Indemnified Party with respect to Losses arising from the gross negligence, bad faith or willful misconduct on the part of such Investor Indemnified Party. With respect to the indemnity provided by clause (c), no waiver by Investor of the condition set forth in Section 5.1(o) shall be deemed to waive the application of such indemnity.

          6.6 Investor's Obligation to Indemnify. From and after the Closing, and subject to the limitations contained in Sections 6.10(a) and 6.10(c),
Investor shall indemnify, defend and hold harmless the Company and its affiliates, and their respective directors, officers, employees and representatives (each, a "Company Indemnified Party"), from and against any and all Losses suffered, sustained, incurred or required to be paid by any such Company Indemnified Party due to, based upon, arising out of or otherwise in respect of (a) any inaccuracy in, or any breach of, any representation or warranty of Investor contained in this Agreement (or any disclosure schedules hereto or any certificate or other document delivered on behalf of Investor hereunder) or (b) any breach of any covenant or agreement of Investor contained in this Agreement.

          6.7 Indemnity Procedures for Third Party Claims. The obligations and liabilities of any party hereto against which indemnification is sought hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to this Section 6.7.

               (a) Promptly (but in no event later than 30 days) after receipt by any indemnified party hereunder (an "Indemnified Party") of notice of any demand or claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in a Loss, the Indemnified Party shall give written notice thereof (a "Claims Notice") to any other party obligated to provide indemnification pursuant to Section 6.5 or 6.6 (each, an "Indemnifying Party"). Each Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The rights of any Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, a Claims Notice with respect thereto unless, and if so, only to the extent that, the Indemnifying Party is prejudiced thereby.

               (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that if the parties in any action shall include both an Indemnifying Party and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so. An Indemnifying Party shall not, without the prior written consent of the Indemnified Party, (i) settle or compromise any Asserted Liability or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Asserted Liability or (ii) settle or compromise any Asserted Liability in any manner that would reasonably be expected to have a material adverse effect on the Indemnified Party. If the Indemnifying Party elects not to compromise or defend the Asserted Liability or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise or defend such Asserted Liability. The Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability as to which such party does not control the defense or settlement. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall, subject to receipt of a reasonable confidentiality agreement, make available to the Indemnifying Party any books, records or other documents within its control, and the reasonable assistance of its employees, for which the Indemnifying Party shall be obliged to reimburse the Indemnified Party the reasonable out-of-pocket expenses of making them available.

          6.8 Indemnity Procedures for Claims by the Parties. In the event that any party incurs or suffers any Losses with respect to which indemnification may be sought by such party pursuant to this Article VI (other than in respect of third party claims), the Indemnified Party must assert the claim by a Claims Notice to the Indemnifying Party. The Claims Notice must state the nature and basis of the claim in reasonable detail based on the information available to the Indemnified Party. Each Indemnifying Party to whom a Claims Notice is given shall respond to any Indemnified Party that has given a Claims Notice (a "Claim Response") within 30 days (the "Response Period") after the date that the Claims Notice is received. Any Claim Response shall specify whether or not the Indemnifying Party giving the Claim Response disputes the claim described in the Claims Notice (including as to whether the Indemnifying Party is required to provide indemnification hereunder). If any Indemnifying Party elects not to dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be deemed to be an obligation of such Indemnifying Party. If the Indemnifying Party disputes the claim, the parties will try in good faith for a period not to exceed 60 days to settle the dispute by mediation in Boston, Massachusetts (or other location agreeable to the parties) administered by the American Arbitration Association under its Commercial Mediation Rules. Thereafter, any party hereto will be free to pursue litigation or any other remedies available to such party in accordance with applicable law.

          6.9 Effect of Insurance and Tax Benefits. In computing an Indemnified Party's Losses hereunder, full allowance shall be made for any proceeds actually recovered by such party from such party's insurance policies and for any tax benefits received by such party (net of any tax burdens imposed on the Indemnified Party as a result of the proceeds of any indemnity hereunder).

          6.10 Limitations on Indemnification; Exclusive Remedy. (a) Any claim for indemnification by an Investor Indemnified Party pursuant to Section 6.5(a) or by a Company Indemnified Party pursuant to Section 6.6(a) shall be received by the applicable Indemnifying Party in writing within 36 months following the Closing Date (and any such claim received after such date shall be null and void), except that (i) claims for indemnification relating to the representations and warranties contained in Sections 2.11, 2.12 and 2.14 may be made until the expiration of the statute of limitations applicable to such matters, (ii) claims for indemnification relating to the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4 and 3.1 may be made forever and (iii) there shall be no time limit for making any claim for such indemnification if the representation or warranty on which such claim is based was made with actual knowledge that it contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading. The covenants contained in this Agreement shall survive forever.

               (b) The Company shall not be liable to Investor Indemnified Parties for indemnification claims under Section 6.5(a) until the cumulative amount of Investor Indemnified Party Losses relating to such claims exceeds $50,000, at which time the Company shall be liable only for such Losses in excess of such amount; provided, that, the foregoing condition and limitation on liability shall not apply to claims pertaining to a breach of the representations or warranties contained in Sections 2.1, 2.2, 2.3 and 2.4 and provided, further, that the foregoing condition and limitation on liability shall not apply to the breach of any of the representations and warranties of the Company contained herein if such representation or warranty was made with actual knowledge that it contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading.

               (c) Investor shall not be liable to Company Indemnified Parties for indemnification claims under Section 6.6(a) until the cumulative amount of Company Indemnified Party Losses relating to such claims exceeds $50,000, at which time Investor shall be liable only for such Losses in excess of such amount; provided, that, the foregoing condition and limitation on liability shall not apply to claims pertaining to a breach of the representations or warranties contained in Section 3.1 and provided, further, that the foregoing condition and limitation on liability shall not apply to the breach of any of the representations and warranties of Investor contained herein if such representation or warranty was made with actual knowledge that it contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading.

               (d) The indemnification provisions of this Article VI shall be the exclusive remedy hereunder following the Closing, except for the remedy of specific performance as provided in Section 7.3 or unless there has been an instance of fraud or willful breach of the provisions hereof. In no event shall any officer of Investor be personally liable as a result of Investor's entry into, or the consummation of the transactions contemplated by, this Agreement. In the event of willful breach by the Company of its obligations hereunder prior to the Closing, Investor shall be entitled to recover from the Company Investor's costs and reasonable attorneys' fees in connection with any suit to recover damages suffered in connection with such breach.

                                   ARTICLE VII

                                  MISCELLANEOUS

          7.1 Extension; Waiver. The parties hereto, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          7.2  Entire  Agreement;  Assignment.  This  Agreement  (including  the
Schedules hereto), the Ancillary Agreements and the other documents and instruments contemplated hereby, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Investor may assign any of its rights and obligations to any affiliate of Investor, but no such assignment shall relieve Investor of its obligations hereunder, and provided further that Investor may assign its rights and obligations to any of its members or any affiliates of its members so long as such assignment does not require the Company to make any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with such assignment and the transactions contemplated hereby.

          7.3 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such or any other action), this being in addition to any other remedy to which they are entitled at law or in equity.

          7.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                           if to Investor:

                           Andlinger Capital XIII LLC
                           c/o Andlinger & Company, Inc.
                           303 South Broadway, Suite 229
                           Tarrytown, NY 10591
                           Attention: Stephen A. Magida
                           Fax: 914-332-4977

                           with a required copy to:

                           Dechert Price & Rhoads
                           30 Rockefeller Plaza
                           New York, NY 10112
                           Attention:  Paul Gluck, Esq.
                           Fax:  212-698-3599

                           if to the Company:

                           Galileo Corporation
                           Galileo Park
                           P.O. Box 550
                           Sturbridge, MA 01566-0550
                           Attention:  President
                           Fax: 508-347-2270

                           with a copy to:

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA 02108
                           Attention: David R. Pokross, Jr., Esq.
                           Fax: 617-227-4420

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

          7.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          7.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          7.10 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall be paid by the party incurring such expenses.

          7.11  Certain  Definitions.   For  purposes  of  this  Agreement,  the
following terms shall have the meanings ascribed to them below:

               (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and (ii) an "associate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of this Agreement.

               (b) "beneficial owner" (including the term "beneficially own" or correlative terms) with respect to any securities means a person that shall be deemed to be the beneficial owner of such securities (i) that such person or any of its affiliates beneficially owns, directly or indirectly, (ii) that such person or any of its affiliates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) that are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any of such securities.

               (c) "control" (including the terms "controlling," "controlled by" and "under common control" with or correlative terms) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

               (d) "fully diluted" in reference to the shares of Common Stock means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities.

               (e) "Material Adverse Effect" shall mean (i) a material adverse change in the business, operations, results of operations, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) a material adverse change in the ability of the Company and its Subsidiaries to conduct their business after the Closing in a manner consistent with past practice, and (iii) any impairment of the Company's ability to perform its obligations under this Agreement and the Ancillary Agreements, provided, that, any decrease or series of decreases in the trading price of the Company's Common Stock shall not, in and of itself, be deemed to be a Material Adverse Effect and provided, further, that (1) net losses of the Company incurred after September 30, 1998 and prior to December 31, 1998 (as determined in accordance with generally accepted accounting principles) that do not exceed $4,850,000 in the aggregate, (2) net losses of the Company incurred after September 30, 1998 and prior to January 31, 1999 (as determined in accordance with generally accepted accounting principles) that do not exceed $5,120,000 in the aggregate, or (3) the issuance of an audit report with respect to the September 30, 1998 financial statements which includes a going concern qualification shall not, in and of itself, be deemed to be a Material Adverse Effect hereunder. When used in connection with representations, warranties, covenants and conditions, such term means the individual effect of the item to which it relates and also the aggregate effect of all similar items, unless the context indicates otherwise.

               (f) "Permitted Transferee", for the purposes of this Agreement, shall have the meaning given such term in the Stockholders' Agreement, whether or not the Stockholders' Agreement is in effect.

               (g) "Person" shall mean a natural person, company, corporation, partnership, association, trust, unincorporated organization or "group" (as referred to in Section 13(d)(3) of the Exchange Act).

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                                             GALILEO CORPORATION



                                              By /s/ W. Kip Speyer
                                                 -----------------
                                                  Name:  W. Kip Speyer
                                                  Title: President




                                              ANDLINGER CAPITAL XIII LLC


                                              By /s/ Stephen A. Magida
                                                 ----------------------
                                                  Stephen A. Magida
                                                  Title: Manager

                                                                       Exhibit A

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT IS RESTRICTED, AND NO TRANSFER, EXERCISE OR SURRENDER FOR EXCHANGE OF THIS WARRANT OR TRANSFER OF SUCH UNDERLYING SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THERE SHALL HAVE BEEN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE III OF THIS WARRANT.

                               GALILEO CORPORATION
                         ------------------------------

                            WARRANT FOR COMMON STOCK

Warrant No. W-___                                       No. of Shares: 2,000,000


          THIS IS TO CERTIFY THAT, for value received, ANDLINGER CAPITAL XIII LLC, or its assigns, is entitled to purchase from GALILEO CORPORATION, a Delaware corporation (the "Corporation"), at any time or from time to time after the date hereof, at the place where the Warrant Office to which reference is hereinafter made is located, at a purchase price of $1.50 per share, subject to adjustment as hereinafter provided (such price, as adjusted from time to time being hereinafter referred to as to "Exercise Price"), TWO MILLION (2,000,000) shares, subject to adjustment as hereinafter provided (the "Shares"), of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation. The right of the holder of this Warrant to purchase any Shares under this Warrant shall terminate at 5:00 p.m. (New York City time) on [insert date 7 1/2 years after Original Issue Date] hereunder (except as to any purchase rights under this Warrant exercised before such time).

          The holder of this Warrant shall be entitled to receive together with the Shares, for the purchase price per share set forth above, any shares of capital stock or securities, any convertible or exchangeable securities, and any rights or options to subscribe for or to purchase shares of capital stock or securities or convertible or exchangeable securities to which the holder of this Warrant shall hereafter be entitled by reason of any transaction of the type described in Article IV hereof.

          This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms (except as to the number of shares of Common Stock purchasable thereunder) as this Warrant, entitling the holders initially to purchase up to an aggregate of two million shares of Common Stock. Certain terms used in this Warrant are defined in Article V.


                                    ARTICLE I

                              EXERCISE OF WARRANTS


          1.01 Method of Exercise. This Warrant may be exercised in whole or in any partial exercise aggregating at least 1,000 shares of Common Stock. To exercise this Warrant, the holder hereof shall deliver to the Corporation, at the Warrant Office designated pursuant to Section 2.01,

                    (i) a written notice, in substantially the form of the Exercise Notice attached as an exhibit hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Shares to be purchased,

                    (ii) an amount equal to the aggregate Exercise Price for the number of Shares being purchased, payable by check (subject to collection) payable to the order of the Corporation, and

                    (iii) this Warrant.

The Corporation shall, as promptly as practicable, and in any event within 10 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of Shares specified in said notice, together with any other consideration required to be delivered in accordance with Article IV hereof. The certificate or certificates so delivered shall be in such denominations as may be specified in said notice and shall be issued in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued, and such holder or holders or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such Shares, as of the date said notice is received by the Corporation as aforesaid. If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such certificates and new Warrants, except that, in case such certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such certificate or certificates or new Warrants shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above or promptly upon receipt of a written request of the Corporation for payment of the same.

          1.02 Warrant Shares to be Fully Paid and Nonassessable. All shares of Common Stock and other securities of the Corporation issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock or other securities are then listed on a securities exchange (including The Nasdaq Stock Market, Inc.), shall be duly listed thereon.

          1.03 No Fractional Shares to be Issued. The Corporation shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Current Market Price (or, if no Current Market Price then exists, the Exercise Price) of one share of Common Stock as of the date of receipt by the Corporation of notice of exercise of this Warrant.

          1.04 Legend on Warrant Shares. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented hereby is subject to the restrictions set forth in Article III of the Warrant pursuant to which such securities were issued, a copy of which Warrant is available for inspection at the office of Corporation."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration statement under the Act) shall also bear such legend unless, in the written opinion reasonably acceptable to the Corporation of counsel reasonably acceptable to the Corporation, the securities represented thereby need no longer be subject to the restrictions contained in said Article III. The provisions of said Article III shall be binding upon all subsequent holders of this Warrant.

          1.05 Acknowledgment of Continuing Obligation. The Corporation will, at the time of any exercise of this Warrant in whole or in part, upon request of the holder hereof, acknowledge in writing its continuing obligation to such holder in respect of all rights (including without limitation any right to registration of the Shares issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, however, that the failure of such holder to make any such request shall not affect the continuing obligations of the Corporation to such holder in respect of such rights.


                                   ARTICLE II

                            WARRANT OFFICE; TRANSFER,
                       DIVISION OF COMBINATION OF WARRANTS


          2.01 Warrant Office. The Corporation shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Corporation's office at Galileo Park, P.O. Box 550, Sturbridge, Massachusetts 01566, and may subsequently be such other office of the
Corporation or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the Warrantholders.

          2.02 Ownership of Warrant. The Corporation may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Corporation) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

          2.03 Transfer of Warrants. The Corporation agrees to maintain at the Warrant Office books for the registration and transfer of the Warrants, and, subject to the provisions of Article III, this Warrant and all rights hereunder are transferable, in whole or in part, at any time and from time to time, on said books at said office upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the holder hereof or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new holder for the purchase of Shares without having a new Warrant issued.

          2.04 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 2.03 as to any transfer which may be involved in such division or combination, the Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. Notwithstanding the foregoing provisions in this Section 2.04, the Corporation shall not be obligated to divide an outstanding Warrant if there are more than 40 Warrants then outstanding.

          2.05 Expenses of Delivery of Warrants. The Corporation shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.


                                   ARTICLE III

                            RESTRICTIONS ON TRANSFER;
                               REGISTRATION RIGHTS


          3.01 Restrictions on Transfer. This Warrant shall not be exercisable or transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Article III, which conditions are intended, among other things, to insure compliance with the provisions of the Act in respect of the exercise or transfer of such Warrant or transfer of such Warrant Shares. The holder of this Warrant, by acceptance hereof, agrees that such holder will not (i) transfer this Warrant prior to delivery to the Corporation of an opinion of counsel (as described in Section 3.02), or transfer such Warrant Shares prior to delivery to the Corporation of an opinion of counsel (as described in Section 3.02) or until registration of such Warrant Shares under the Act has become effective.

          3.02 Opinion of Counsel. If in the opinion of counsel to the Corporation or other counsel designated by a majority of the Warrantholders and reasonably acceptable to the Corporation, the proposed transfer of this Warrant and/or the proposed transfer of such Warrant Shares will be exempt from the registration requirements under the Act, the holder of this Warrant shall be entitled to transfer this Warrant and/or transfer such Warrant Shares in accordance with the proposed method of disposition, and the Corporation shall take such action as shall be reasonably requested by the Warrantholders to effect such transfer.

          3.03 Registration Rights. This Warrant and the Warrant Shares are entitled to the benefits of that certain Registration Rights Agreement of even date herewith, the terms and provisions of which are hereby incorporated herein by reference.


                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS


          4.01 Adjustments. The number of shares of Common Stock and other securities purchasable under this Warrant shall be subject to adjustment from time to time as provided in this Article IV.

          4.02 Effect of "Splitups" and Stock Dividends. In case at any time or from time to time the Corporation shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the number of shares of Common Stock which may be purchased hereunder shall be increased proportionately. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend.

          4.03 Effect of Certain Dividends. In case on any date the Corporation makes a distribution to holders of its Common Stock of evidences of its indebtedness or assets (including without limitation any such distribution made in connection with a consolidation or merger in which the Corporation is the surviving corporation, but excluding one cash dividend per fiscal quarter of the Corporation which dividend shall not exceed an amount per share equal to 1.25% of the Current Market Price on the date such dividend is declared), the number of shares of Common Stock theretofore purchasable hereunder shall be adjusted as at the close of business on said date to a number determined by multiplying the number of shares theretofore purchasable hereunder by a fraction, the numerator of which shall be the lesser of the Current Market Price or Exercise Price at such date and the denominator of which shall be an amount equal to the lesser of such Current Market Price or Exercise Price, less the fair market value of the portion of the evidences of indebtedness or assets so to be distributed in respect of one share of Common Stock.

          4.04 Effect of Merger; Consolidation; Etc. In case the Corporation shall, while this Warrant remains outstanding, enter into any consolidation with or merger into any other corporation wherein the Corporation is not the surviving corporation, or wherein securities of a corporation other than the Corporation are distributable to holders of Common Stock, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock, then, as a condition of such consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased by exercise of this Warrant immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of Warrants, to the end that all the provisions of the Warrants (including without limitation the provisions of this Article IV) shall thereafter be applicable, as nearly as practicable, to such stock or other securities thereafter deliverable upon the exercise of the Warrants. The Corporation shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or purchasing or acquiring such assets shall assume by written instrument, executed and mailed or delivered to each holder of Warrants, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, which instrument shall contain the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder. Nothing in this Section 4.04 shall impair any otherwise available right of a Warrantholder to exercise this Warrant, whether pursuant to Section 4.06 or otherwise.

          4.05 Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (except as provided in Section 4.02) while this Warrant remains outstanding, then, as a condition of such capital reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock specified in the first paragraph of this Warrant which such holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock specified in the first paragraph of this Warrant had been purchased immediately prior to such reorganization or reclassification. In case of any such capital reorganization or reclassification, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of the Warrants, to the end that all the provisions of the Warrants (including without limitation the provisions of this Article IV) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants.

          4.06 Effect of Below Market Issuances. (a) In case the Corporation shall at any time issue additional shares of Common Stock, or rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock ("Convertible Securities") for a price per share of Common Stock in the case of the issuance of Common Stock, or for a price per share of Common Stock deliverable upon exercise, conversion or exchange of such securities in the case of Convertible Securities, less than the then Current Market Price per share of Common Stock on the date the Corporation fixed the offering price of such additional shares, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription, exchange or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Price per share of Common Stock at such date. For purposes of this Section 4.06, if the Corporation issues Common Stock or Convertible Securities for consideration other than cash, then the fair value of the consideration so received shall be determined in good faith by the Board of Directors of the Corporation, provided that if such determination is objected to by the holders of Warrants representing a Majority of the Warrant Shares, such determination shall be made by a qualified independent appraiser mutually selected by the Board of Directors and a majority in interest of the Warrantholders. The consideration for any Common Stock issuable pursuant to any Convertible Securities shall be the consideration received or receivable by the Corporation for issuing such Convertible Securities, plus the additional consideration payable upon the exercise of such Convertible Securities. The sale or other disposition of any Common Stock owned or held by or for account of the Corporation shall be deemed an issuance thereof by the Corporation. The provisions of this Section 4.06 shall not apply to the issuance of or exercise of Excluded Securities.

          (b) If, at any time after any adjustment shall have been made pursuant to this Section 4.06 on the basis of the issuance of Convertible Securities:

                    (1) such Convertible Securities or a portion thereof shall expire and shall not have been exercised, or

                    (2) the consideration per share for which additional shares of Common Stock are issuable pursuant to such Convertible Securities shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such Convertible Securities on the basis of

                    (3) treating the number of additional shares of Common Stock, if any, theretofore actually issued or possible pursuant to the previous exercise of such Convertible Securities, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

                  (4) treating any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such shares of Common Stock as are issuable under such Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Article IV on the basis aforesaid, a new adjustment of the number of shares issuable upon the exercise hereof shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

          4.07 No Dilution Generally. The Corporation shall not take any action, directly or indirectly, to avoid or seek to avoid the observance or performance of any of the terms of this Article IV, but shall at all times in good faith assist in carrying out all of such terms and in the taking of all such action as may be necessary, appropriate or desirable in order to protect the rights of the holder of this Warrant, it being the intent of this Section 4.07 that the holder of this Warrant shall at all times after the date hereof be entitled to receive upon exercise of this Warrant no less than the same proportionate ownership of all of the outstanding shares of the capital stock and other securities of the Corporation (including without limitation proportionate voting rights) as the holder of this Warrant would receive if such exercise rights would have been exercised on the date hereof.

          4.08 Statement of Adjustment of Unit. Upon each adjustment of the number of shares of Common Stock purchasable hereunder, and in the event of any change in the rights of the holder of this Warrant by reason of other events herein set forth, then and in each case, the Corporation will promptly (i) prepare a schedule setting forth the adjusted number of shares purchasable hereunder, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (ii) promptly mail a copy of such schedule, certified as correct by the Chief Executive or Chief Financial Officer of the Corporation.

          4.09 Determinations by the Board of Directors. All determinations by the Board of Directors of the Corporation under the provisions of this Warrant shall be made in good faith with due regard to the interests of the holder of this Warrant and in accordance with good financial practice, and all valuations made by the Board of Directors of the Corporation under the terms of this Warrant must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

          4.10 Notifications by the Corporation. In case at any time the Corporation proposes

                    (i) to pay any dividend payable in stock (of any class or classes) or in securities convertible into or exchangeable for shares of Common Stock or in rights or options to subscribe for or purchase shares of Common Stock or convertible or exchangeable securities or to make any distribution (other than cash dividends in an amount per share not greater than the next preceding cash dividend) to the holders of the Common Stock,

                    (ii) to make an offer for subscription pro rata to the holders of Common Stock of additional shares of stock of any class or other rights or to grant to the holders of Common Stock generally any rights or options,

                    (iii) to effect any stock split, stock distribution, reorganization or reclassification of the Corporation or any of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale or transfer of all or substantially all of its assets to, another corporation, or

                    (iv) to effect a voluntary or involuntary dissolution, liquidation or windingup of the Corporation,

then, in any one or more such cases, the Corporation shall give written notice to the registered holder of this Warrant of the date on which (A) the transfer books of the Corporation shall close or a record shall be taken for such dividend, distribution, subscription rights or grant, (B) a record shall be taken to determine stockholders entitled to notice of and to vote at any meeting of stockholders at which any such proposed reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or windingup is to be considered, or (C) such reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or windingup shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to vote on or exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given not less than 20 days and not more than 90 days prior to such date on which the transfer books of the Corporation shall close or a record shall be taken or any event shall occur, as the case may be, and such notice may state that any such action will be taken only if certain events specified in such notice (such as the clearing of proxy material by the Commission or an affirmative vote of stockholders) occur prior thereto.


                                    ARTICLE V

                               CERTAIN DEFINITIONS


          For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

          "Act": the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Andlinger XIII Warrantholder": Andlinger Capital XIII LLC.

          "Commission": the Securities and Exchange Commission or any other Federal agency then administering the Act.

          "Common Stock": the Corporation's authorized Common Stock, par value $.01 per share, and any other securities as to which this Warrant becomes exercisable pursuant to Article IV, including the stock of the Corporation of any class thereafter authorized which ranks, or is entitled to a participation as to assets or dividends substantially on a parity, with the Common Stock.

          "Corporation": Galileo Corporation, a Delaware corporation, and any other corporation assuming or required to assume the Warrants pursuant to
Section 4.04.

          "Current Market Price": per share of Common Stock at any date: the average of the daily market prices over a period of 20 consecutive business days before such date. The market price for each such business day shall be the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the closing bid and asked prices on such day in the over--the--counter market, as reported through NASDAQ. If and so long as there shall be no exchange or over--the--counter market for the Common Stock during the 20--day period prior on which Current Market Price is to be determined, the Current Market Price shall be determined by the Board of Directors in good faith and on a reasonable basis; provided, however, that in case the Corporation makes an underwritten public offering of shares of Common Stock, for purposes of the adjustment, if any, pursuant to Article IV, the Current Market Price with respect to such shares shall be deemed to be the price to the public shown in the final prospectus used in connection with such public offering.

          "equity security" or "equity securities": as such term is defined by the Exchange Act or the rules and regulations of the Commission promulgated thereunder.

          "Exchange Act": the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Excluded Securities": Common Stock or other securities issued (i) pursuant to the exercise of the Warrants, (ii) pursuant to a bona fide underwritten public offering registered under the Securities Act, (iii) pursuant to the exercise of options or rights granted or available to employees of the Corporation pursuant to a Corporation stock option plan or stock purchase plan in existence on December 22, 1998 or thereafter duly approved by the stockholders of the Corporation and (iv) pursuant to any acquisition agreement or plan of merger or consolidation that provides for the acquisition by the Corporation of capital stock or assets if either (A) the number of shares of Common Stock issued pursuant to this clause (iv) in any given acquisition transaction does not exceed 20% of the number of shares of Common Stock outstanding immediately prior to giving effect to such issuance, or (B) the issuance of Common Stock in such acquisition transaction is approved by the holders of a majority of the outstanding Common Stock of the Corporation.

          "Original Issuance Date": _____________, 1998.

          "Outstanding": when used with reference to the Common Stock at any date, all issued shares of the Common Stock at such date, except shares then held in the treasury of the Corporation.

          "person":   any   individual,    corporation,    partnership,   trust,
unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

          "Warrant Office": see Section 2.01.

          "Warrant Shares": the shares of the Common Stock and any other securities purchasable or purchased by the Warrantholders upon the exercise of the Warrants.

          "Warrantholder": the registered holder of a Warrant or Warrants or any related Warrant Shares.

          "Warrants": the Warrants (of which this Warrant is one) originally issued by the Corporation on the Original Issuance Date, and evidencing the right initially to purchase an aggregate of 2,000,000 (Two Million) shares of the Common Stock of the Corporation at an initial exercise price of $1.50 per share (subject to adjustment), and all warrants issued in substitution, combination or subdivision of any thereof.


                                   ARTICLE VI

                      CERTAIN COVENANTS OF THE CORPORATION


The Corporation covenants and agrees that:

                    (a) it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of the Warrants sufficient to enable it at any time to fulfill all its obligations thereunder;

                    (b) if any shares of the Common Stock or other securities required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any Federal law (other than the Act) or under any state law before such shares or other securities may be issued upon exercise of this Warrant, the Corporation will at its expense, as expeditiously as possible, take reasonable steps to cause such shares or other securities to be duly registered or approved, as the case may be;

                    (c) if and so long as the Common Stock is listed on any securities exchange (as defined in the Exchange Act), it will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all shares of Common Stock issuable upon the exercise of the Warrants at the time outstanding and maintain the listing of such shares after their issuance; and the Corporation will so list on such securities exchange and will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants if, and at the time that, any securities of the same class shall be listed on such securities exchange by the Corporation;

                    (d) this Warrant shall be binding upon any corporation succeeding to the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation's property and assets; and

                    (e) the exercise of this Warrant and the performance of the Corporation's obligations hereunder shall be subject to and shall be in compliance with all applicable federal and state securities laws.


                                   ARTICLE VII

                                  MISCELLANEOUS


          7.01 Entire Agreement. This Warrant contains the entire agreement between the Warrantholder and the Corporation with respect to the purchase of the Warrant Shares and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

          7.02 Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

          7.03 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Warrantholder and the Corporation, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

          7.04 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

          7.05 Filing of Warrant. A copy of this Warrant shall be filed in the minute book and among the records of the Corporation.

          7.06 Notice. Any notice or other document required or permitted to be given or delivered to the Warrantholders shall be delivered at, or sent by certified or registered mail to, each such holder at the last address shown on the books of the Corporation maintained at the Warrant Office for the registration and transfer of the Warrants or at any more recent address of which any Warrantholder shall have notified the Corporation in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Warrant Shares shall be delivered at, or sent by certified or registered mail to, each such holder at such holder's address as the same appears on the stock records of the Corporation. Any notice or other document required or permitted to be given or delivered to the Corporation, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Corporation at Galileo Park, P.O. Box 550, Sturbridge, Massachusetts 01566,
Attention: Corporate Secretary or such other address within the continental United States of America as shall have been furnished by the Corporation to the Warrantholders and the holders of record of Warrant Shares.

          7.07 Loss, Destruction, Etc. of Warrants. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Corporation, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Corporation will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that any Andlinger XIII Warrantholder shall not be required to provide any such bond or indemnity. Any warrant issued under the provisions of this Section 7.07 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Corporation.

          7.08 Certain Expenses. Any Warrantholder shall be entitled to reimbursement from the Corporation of such Warrantholder's reasonable legal and other expenses in enforcing its rights hereunder against the Corporation, provided and to the extent that the Corporation shall have been determined by a final order of a court of appropriate jurisdiction to have defaulted in its obligations under or in connection with this Warrant.

          IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized.

Dated:  ____________, 1998

                                         GALILEO CORPORATION



                                          By       _____________________________
                                                   Name: W. Kip Speyer
                                                   Title: President


Attest:



_____________________

Secretary


(Corporate Seal)

                                 EXERCISE NOTICE



          The undersigned, the holder of the foregoing Warrant, hereby elects to exercise rights represented by said Warrant for, and to purchase thereunder, _______ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor of $________ by check (subject to collection) payable to the order of the Corporation in the amount of $_______ , and requests (i) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ____________ whose address is _________________ and (ii) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.



                                            ____________________________________
                                                      Signature Guaranteed:

                                   ASSIGNMENT




          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________ the rights to __________ represented by the foregoing Warrant of [ ], and appoints ____________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.



                                                   _____________________________
                                                       Signature Guaranteed:



Dated:

                                                                       Exhibit B

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated December 22, 1998, is entered into by and among GALILEO CORPORATION, a Delaware corporation (the "Company"), ANDLINGER CAPITAL XIII LLC, a Connecticut limited liability company ("Investor"), JOHN F. BLAIS, JR. ("Blais") and W. KIP SPEYER ("Speyer"). Investor, Blais and Speyer are sometimes referred to hereinafter individually as a "Stockholder" and collectively as the "Stockholders."

                                   Background

          The Company and Investor are entering into a Securities Purchase Agreement and the Company and the Stockholders are entering into a Stockholders' Agreement, each dated the date hereof. In connection with the entry into those agreements, and as an inducement to the Stockholders to enter into such agreements, the Company is granting the registration rights provided in this Agreement.

                                      Terms

          In  consideration  of  the  mutual  covenants   contained  herein  and
intending to be legally bound hereby, the parties hereto agree as follows:

          1. Definitions

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Securities Exchange Act of 1934, as amended.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Permitted Transferee" shall have the meaning given such term in the Stockholders' Agreement for so long as that agreement is in effect and, when such agreement is no longer in effect, any permitted transferee.

          "Person" means a natural person, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Registrable Securities" shall mean any Common Stock issued to and or owned by Investor or any of its Affiliates, by Blais or Speyer, or by the Permitted Transferees of any of the foregoing, and any Common Stock which may be issued or distributed in respect of such Common Stock by way of conversion, stock dividend or stock split, or other distribution, recapitalization, or reclassification. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or 144A (or any successor provisions) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities shall have ceased to be outstanding.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Stockholders' Agreement" means the Stockholders' Agreement dated the date hereof among the Company, Investor, Blais and Speyer.

          "Stock Purchase Agreement" means the Securities Purchase Agreement dated the date hereof between the Company and Investor.

          "underwritten   registration  or   "underwritten   offering"  means  a
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          2. Demand Registrations

          (a) Upon the written request of (i) Investor, (ii) Stockholders holding shares of Common Stock representing at least 50% of the outstanding shares of Common Stock held by the Stockholders (the "Majority Stockholders") or
(iii) Blais or Speyer so long as such request of Blais or Speyer is made after December 31, 2001 (any of the foregoing, a "Requesting Stockholder"), requesting that the Company effect the registration under the Securities Act of all or part of the particular Requesting Stockholder's Registrable Securities and specifying the intended method of disposition thereof, the Company will, as expeditiously as possible, use its best efforts to effect the registration under the
Securities Act of (i) the Registrable Securities which the Company has been so requested to register by the Requesting Stockholder so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company may delay the filing of the registration statement for up to a single 90-day period if the Board determines that such filing should not be made due to a valid need not to disclose confidential information or because it would materially interfere with any material financing, acquisition, corporate reorganization, or merger involving the Company. So long as the Company does not breach any of its obligations in respect of the demand registration (other than a breach which would not adversely affect the Requesting Stockholder's rights) with respect to each holder, the Company shall only be required to comply with three (3) requests by Investor and/or the Majority Stockholders and one (1) request by each of Blais and Speyer for demand registration. The Company shall give written notice to all Stockholders other than the Requesting Stockholder of its intention to file a registration statement pursuant to this paragraph at least 30 days prior to the filing thereof, and if requested in writing by such other Stockholders within 30 days after receipt of such notice, the Company will include in such registration statement any shares of Common Stock held by the other Stockholders. All of the Stockholders whose shares of Common Stock will be included in a registration statement (whether a Requesting Stockholder or other Stockholder electing to participate) pursuant to any "demand" or "piggyback" registration under this Agreement are referred to herein as the "Participating Stockholders."

          (b) A registration requested pursuant to Section 2(a) will not be deemed to have been effected unless it has become effective; provided, that if, within 135 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court prior to the sale of all the Registrable Securities registered thereunder, such registration will be deemed not to have been effected. Notwithstanding the preceding sentence, if any such stop order is rescinded, the effective period shall continue upon such rescission and be extended by the number of days by which such stop order delayed the filing.

          (c) Each requested registration shall involve either a firm or best efforts underwritten public offering. The Requesting Stockholder causing the registration statement shall have the right to select an underwriter or underwriters of nationally recognized standing satisfactory to the Company to administer the offering.

          (d) If the managing underwriter in a requested registration advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number (the "Maximum Amount") which can be sold in such offering so as to be likely to have an adverse effect on such offering as contemplated by the Requesting Stockholder (including the price at which the Requesting Stockholder proposes to sell such securities), the registration statement shall only include shares of the Requesting Stockholder and, to the extent such shares are less than the Maximum Amount, shares of the other Participating Stockholders in amounts to be allocated among them based on the relative number of Registrable Securities then held by them. In the event that the number of Registrable Securities requested to be included in such registration exceeds the Maximum Amount, the Requesting Stockholder may elect to withdraw the registration request and such registration statement shall not be deemed to have been effected.

          (e) The Company shall not at any time grant any other person rights to register securities of the Company on terms which could restrict in any way the ability of the Company fully to perform its obligations to the holders pursuant to this Section.

          3. Piggyback Registrations.

          (a) If the Company at any time after the date hereof proposes to register its Common Stock under the Securities Act (other than a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will each such time give written notice to all Stockholders of its intention to do so at least 30 days prior to the date of filing the proposed registration statement and of such Stockholder's rights hereunder. Upon the written request of a Stockholder made within 25 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register. If a registration requested involves an underwritten public offering, a Participating Stockholder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The Company may terminate its efforts to register such securities, including the Registrable Securities, at any time without liability to any Participating Stockholder.

          (b) If a registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the amount of securities requested to be included in such registration by all selling holders exceeds the amount which can be sold in such offering, so as to be likely to have an adverse effect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration (i) first, 100% of either (A) the Common Stock the Company proposes to sell on a primary basis or (B) the Common Stock a holder proposes to sell upon exercise of "demand" registration rights pursuant to Section 2, (ii) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Registrable Securities which the holders have requested to be included in such registration, such amount to be allocated pro rata among holders exercising "piggyback" registration rights on the basis of the relative number of shares of securities then held by each such holder (provided, that any securities thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders in like manner).

          4. Registration Expenses.

          The Company shall be responsible for any and all expenses incident to performance of or compliance with the registration rights set forth in this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), (iii) all printing, messenger, and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the securities on any securities exchange or The Nasdaq Stock Market, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected by the Participating Stockholders to represent them in connection with each such registration, and
(vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

          5. Registration Procedures.

          If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as expeditiously as possible:

          (a) prepare and, in any event within 60 days after the end of the period within which all other requests for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 135 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement to represent all holders of Registrable Securities covered by such registration statement, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

          (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions where such registration or qualification is required and which seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign Company in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (f) immediately notify the Participating Stockholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b), of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of a Participating Stockholder, prepare and furnish to such Participating Stockholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. If the Board determines that such amended or supplemental prospectus should not be prepared and filed due to a valid need not to disclose confidential information or because either would materially interfere with any material financing, acquisition, corporate reorganization, or merger involving the Company, then the Company shall have the right, upon giving the notice under this Section 5(f), to postpone such requirement to deliver an amended or supplemental prospectus for a single 60-day period, provided, that, (i) the period during which the Company is obligated to keep the registration statement effective under Section 5(b) shall be extended by the duration of such postponement and (ii) the Company states in such notice that it is postponing its delivery of such amended or supplemental prospectus pursuant to this sentence;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (h) use its best efforts to list such Registrable Securities on any securities exchange (including without limitation the Nasdaq National Market) on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions customarily taken by registrants as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (j) use commercially reasonable efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request; and

          (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant, or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents, and properties of the Company, and cause all of the Company's officers, directors, and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement.

          As a condition to the Company's obligation under this Section 5 to cause a registration statement or an amendment to be filed, or Common Stock to be included in the registration statement, each Participating Stockholder shall provide such information and execute such documents (including any agreement or undertaking relating to expenses, indemnification or other matters to the extent consistent with the provisions of this Agreement) as may reasonably be required by the Company in connection with such registration. In addition, Participating Stockholders shall provide counsel for the Company with such documents and information as may be reasonably requested by counsel for the Company.

          6. Indemnification.

          (a) In the event of any registration of any securities of the Company under the Securities Act, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, all Participating Stockholders, each of their affiliates, and their respective directors and officers, general and limited partners or members (and the directors, officers, affiliates, and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, or liabilities, joint or several, and expenses to which such seller, any such director or officer, general or limited partner, or member or affiliate or any such underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof, whether commenced or threatened, and whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final, or summary prospectus contained therein or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final, or summary prospectus in reliance upon and in conformity with written information with respect to a Participating Stockholder furnished to the Company by such Participating Stockholder for use in the preparation thereof, or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to such prospectus which amendment or supplement is delivered to such Participating Stockholder in a timely manner and such Participating Stockholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such damages. The indemnity agreements shall not apply to amounts paid in settlement of claims if such settlement is effectuated without the consent of the Company (which shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

          (b) In the event of any registration of any securities of the Company under the Securities Act, each prospective seller thereunder will, and it hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final, or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action arising pursuant to a registration if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by such seller.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          7. Hold-Back Agreements

          In connection with each public offering, each Stockholder and the Company shall agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within seven days before or 90 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration; provided that a Stockholder shall be so limited only if notice of the effective date of such registration statement has been given to such Stockholder. The Company hereby also agrees to use its best efforts to cause as the managing underwriters may require each other holder ("Non-Public Holders") of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree. The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of Registrable Securities (except as part of such underwritten registration) during such period unless it has provided 45 days prior written notice of such sale or distribution to the managing underwriter or underwriter.

          8. Miscellaneous

          (a) Amendment and Modification. This Agreement may be amended only in a writing executed by all the parties hereto. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          (b) Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. This Agreement, together with the Stock Purchase Agreement, Stockholders' Agreement and the ancillary agreements and instruments entered into in connection herewith and therewith, sets forth the entire agreement and understandings among the parties as to the subject matter hereof and thereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

          (c) Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          If to the Company, to:

                               Galileo Corporation
                               Galileo Park
                               P.O. Box 550
                               Sturbridge, MA 01566-0550
                               Attention:  President
                               Fax: 508-347-2270

                               with a copy to:

                               Palmer & Dodge LLP
                               One Beacon Street
                               Boston, MA 02108
                               Attention: David R. Pokross, Jr., Esq.
                               Fax: 617-227-4420

                               if to Investor, to:

                               Andlinger Capital XIII LLC
                               c/o Andlinger & Company, Inc.
                               303 South Broadway, Suite 229
                               Tarrytown, NY 10591
                               Attention: Stephen A. Magida
                               Fax: 914-332-4977

                               with a required copy to:

                               Dechert Price & Rhoads
                               30 Rockefeller Plaza
                               New York, NY 10112
                               Attention:  Paul Gluck, Esq.
                               Fax:  212-698-3599

                               If to Blais, to:

                               John F. Blais, Jr.
                               Optical Filter Corporation
                               Two Mercer Road
                               Natick, MA 01760
                               Fax:  508-613-0729

                               If to Speyer, to:

                               W. Kip Speyer
                               Leisegang Medical, Inc.
                               6401 Congress Avenue
                               Boca Raton, FL 33487
                               Fax:  561-997-1645


          or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          (e) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of laws.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          (g) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          (h) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          (i) Effectiveness; Termination. This Agreement shall be effective upon the consummation of the transactions contemplated by the Stock Purchase Agreement and, unless sooner terminated, shall terminate ten years after the date of this Agreement and any additional period permitted by law, provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive the termination of this Agreement.

          (j) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          (k) Party No Longer Owning Registrable Securities. If a party hereto ceases to own any Registrable Securities, such party will no longer be deemed to be a Stockholder for purposes of this Agreement; provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive any such cessation of ownership.

          (l) Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          (m) No Effect on Employment. Nothing herein contained shall confer on any Stockholder the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.


                                            GALILEO CORPORATION


                                            By: ________________________________
                                                 Name: W. Kip Speyer
                                                 Title: President


                                            ANDLINGER CAPITAL XIII LLC


                                            By: ________________________________
                                                Stephen A. Magida
                                                Title: Manager



                                            ____________________________________
                                            John F. Blais, Jr.



                                            ____________________________________
                                            W. Kip Speyer

                                                                      Exhibit C

                             STOCKHOLDERS' AGREEMENT


     This is a STOCKHOLDERS' AGREEMENT ("Agreement"), dated December 22, 1998, among GALILEO CORPORATION, a Delaware corporation (the "Company"), ANDLINGER CAPITAL XIII LLC, a Connecticut limited liability company ("Investor"), JOHN F. BLAIS, JR. ("Blais") and W. KIP SPEYER ("Speyer") (Blais, Speyer and Investor are sometimes referred to hereinafter individually as a "Stockholder" and collectively as the "Stockholders").

                                   Background

     A. The Company and the Investor have entered into a Securities Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") pursuant to which, among other things, the Company will sell to the Investor, and the Investor will purchase from the Company, certain Shares of and Warrants for Common Stock of the Company, as such terms are defined in, and upon the terms and subject to the conditions set forth in, the Stock Purchase Agreement.

     B. The Stockholders wish to enter into this Agreement to set forth, among other things, certain limitations with respect to their ownership and transfer of Securities upon the terms and subject to the conditions set forth herein.

                                      Terms

     In consideration of the promises, covenants and agreements set forth herein and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound hereby, agrees as follows:

                                     1. Term

     1.1 Term. This Agreement shall become effective concurrently with the closing of the transactions contemplated by the Stock Purchase Agreement and shall remain in effect for a period of three years thereafter (such period being the "Term").

                                  2. Covenants

     2.1 Covenants. During the Term, without the prior written consent of each of the other Stockholders party hereto, no Stockholder or any Permitted Transferee of such Stockholder shall Transfer any Securities, except

          (a) pursuant to a bona fide underwritten public offering registered under the Securities Act which provides for a widely distributed public offering;

          (b) pursuant to transactions involving Securities registered under the Securities Act pursuant to "demand" or "piggyback" registration rights under the Registration Rights Agreement;

          (c) to a Permitted Transferee;

          (d) during each fiscal quarter of the Company, Blais and his Permitted Transferees may (i) Transfer in the aggregate up to 75,000 shares of Common Stock in one or more transactions and (ii) pledge in the aggregate up to an additional 50,000 shares of Common Stock in one or more pledges provided, that
(A) the pledgee is either reasonably satisfactory to the Company or a financial institution, (B) the obligations secured by such pledge provide for full recourse against Blais and (C) if at any time Blais defaults on any obligation secured by a pledge of Common Stock of the Company, then upon and following such default and until such default is cured or waived, Blais may no longer pledge shares of Common Stock pursuant to this clause (ii) and the aggregate number of shares of Common Stock that may be Transferred pursuant to clause (i) above shall be reduced to 50,000 per fiscal quarter of the Company;

          (e) during each fiscal quarter of the Company, Speyer and his Permitted Transferees may Transfer an aggregate of up to 10,000 shares of Common Stock in one or more transactions;

          (f) pursuant to a tender offer made to all the holders of the Company's Common Stock; and

          (g) pursuant to any transaction duly approved by the stockholders of the Company.

          The number of shares permitted to be Transferred or pledged pursuant to paragraphs (d) and (e) shall in each case be adjusted to take into account the pro rata effect of stock dividends, stock distributions, stock splits, reverse stock splits, stock combinations, recapitalizations, reclassifications, subdivisions, conversions or similar transactions in respect of Common Stock.

     2.2 Certain Transferees To Be Bound. No Stockholder or Permitted Transferee may effect any Transfer to a Permitted Transferee unless such Permitted Transferee executes an agreement pursuant to which such Permitted Transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor. Any purported Transfer in violation of this Section 2.2 shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. The Company shall not register or record or permit a transfer agent to register or record on the stock record books of the Company any purported Transfer to a Permitted Transferee unless and until it has received evidence that such Transfer and the parties thereto have complied with this Section 2.2. In no event shall any Transferee of Securities other than a Transferee pursuant to Section 2.1(c) be subject to this
Section 2.2.

     2.3 Other Restrictions May Apply. Each Stockholder (and Permitted Transferee who becomes subject to this Agreement) acknowledges that the restrictions set forth herein are in furtherance and not in limitation of any other restrictions that may be imposed by the Securities Act, the Exchange Act or other U.S. federal securities laws and the rules and regulations thereunder, state securities laws and the rules and regulations thereunder, any other governmental authority or any rules and regulations of The Nasdaq Stock Market, Inc. or the National Association of Securities Dealers, Inc.

                                 3. Definitions.

     For purposes of this Agreement, the following terms shall have the following meanings:

     3.1 Affiliate. An "Affiliate" of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof and, in addition, shall include "Associates" (as defined in Rule 12b-2 of the Exchange Act as in effect on the date hereof) of such Person and its Affiliates.

     3.2 Common Stock. "Common Stock" means the common stock, par value $.01 per share, of the Company.

     3.3 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

     3.4 Permitted Transferee. "Permitted Transferee" means

          (a) in the case of Blais or any Permitted Transferee of Blais, (i) Blais's spouse or children or grandchildren (in each case, natural or adopted) or any trust for the sole benefit of Blais or Blais's spouse or children or grandchildren (in each case, natural or adopted) and (ii) the heirs, executors, administrators or personal representatives upon the death of Blais or upon the incompetency or disability of Blais for purposes of the protection and management of his assets;

          (b) in the case of Speyer or any Permitted Transferee of Speyer, (i) Speyer's spouse or children or grandchildren (in each case, natural or adopted) or any trust for the sole benefit of Speyer or Speyer's spouse or children or grandchildren (in each case, natural or adopted) and (ii) the heirs, executors, administrators or personal representatives upon the death of Speyer or upon the incompetency or disability of Speyer for purposes of the protection and management of his assets;

          (c) in the case of Investor or any  Permitted  Transferee of Investor,
(i) the members of Investor, (ii) the spouse or children or grandchildren (in each case, natural or adopted) or any trust for the sole benefit of the spouse or children or grandchildren (in each case, natural or adopted) of any member of Investor, (iii) the heirs, executors, administrators or personal representatives upon the death of any member of Investor or upon the incompetency or disability of any member of Investor for purposes of the protection and management of the assets of such member; and (iv) any Affiliate of Investor or its members.

     3.5 Person. "Person" means any natural person, group, corporation, limited liability company, partnership, business association, trust, firm, government or agency or political subdivision thereof, or other entity of whatever nature.

     3.6 Registration Rights Agreement. "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof among the Company and the Stockholders.

     3.7 Securities. "Securities" means the shares of Common Stock held by any party hereto and all other securities of the Company (or a successor to the Company) received on account of ownership of such shares of Common Stock, including all securities issued in connection with any stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof, but excluding any securities received on account of such ownership in any merger or consolidation.

     3.8 Securities Act. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

     3.9 Transfer. "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

                                4. Miscellaneous

     4.1 Legends. Each certificate or instrument representing Securities subject to the terms of this Agreement will bear the following legends in addition to any other legend required by law:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

     4.2 Governing Law; Severability. This Agreement shall be governed by the laws of the State of Delaware without giving effect to conflicts of law principles thereof. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall remain valid and shall continue in effect.

     4.3 Binding Effect on Successor. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholders, and to their respective successors and permitted assigns, including any successors to the Company or the Stockholders or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act.

     4.4 Specific Performance. The Stockholders and the Company acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each part hereto (the "Moving Party") shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

     4.5 No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     4.6 Entire Agreement; Amendments. This Agreement, together with the Stock Purchase Agreement and other agreements entered into in connection herewith and therewith, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

     4.7 Headings. The section headings contained in the Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     4.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, facsimile, mail (registered or certified, postage prepaid, return receipt requested) or recognized express carrier or delivery service to the respective parties as follows:

                   If to the Company, to:

                                Galileo Corporation
                                Galileo Park
                                P.O. Box 550
                                Sturbridge, MA 01566-0550
                                Attention:  President
                                Fax: 508-347-2270

                                with a copy to:

                                Palmer & Dodge LLP
                                One Beacon Street
                                Boston, MA 02108
                                Attention: David R. Pokross, Jr., Esq.
                                Fax: 617-227-4420

                                if to Investor, to:

                                Andlinger Capital XIII LLC
                                c/o Andlinger & Company, Inc.
                                303 South Broadway, Suite 229
                                Tarrytown, NY 10591
                                Attention: Stephen A. Magida
                                Fax: 914-332-4977

                                with a required copy to:

                                Dechert Price & Rhoads
                                30 Rockefeller Plaza
                                New York, NY 10112
                                Attention:  Paul Gluck, Esq.
                                Fax:  212-698-3599

                                If to Blais, to:

                                John F. Blais, Jr.
                                Optical Filter Corporation
                                Two Mercer Road
                                Natick, MA 01760
                                Fax:  508-613-0729

                                If to Speyer, to:

                                W. Kip Speyer
                                Leisegang Medical, Inc.
                                6401 Congress Avenue
                                Boca Raton, FL 33487
                                Fax:  561-997-1645


or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     4.9 Further Assurances. From time to time on and after the date hereof, the Company and the Stockholders, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other party hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

     4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

     4.11 IN WITNESS WHEREOF, the Company and the Stockholders have executed this Agreement, or have caused this Agreement to be executed by duly authorized officers, as of the day and year first above written.

                                             GALILEO CORPORATION


                                             By: _______________________________
                                                   Name:  W. Kip Speyer
                                                   Title: President


                                             ANDLINGER CAPITAL XIII LLC


                                             By: _______________________________
                                                   Stephen A. Magida
                                                   Title: Manager



                                                  ______________________________
                                                  John F. Blais, Jr.



                                                  ______________________________
                                                  W. Kip Speyer

                                                                     Exhibit D

                    Form of Opinion of Counsel to the Company


         The opinion will be to the following effect with such customary qualifications as to scope as are reasonably satisfactory to counsel for the Purchaser. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement, dated December __, 1998, by and among Andlinger Capital XIII Trust ("Purchaser") and [Public Co.] (the "Agreement").

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted.

2. Each of Leisegang Medical, Inc. and Optical Filter Corporation is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as it is now being conducted. Except as set forth on Schedule 2.1(b) of the Agreement, all of the outstanding shares of capital stock of each such subsidiary have been validly issued, are fully paid and nonassessable and are owned of record by the Company or by another wholly owned subsidiary of the Company.

3. The authorized capital stock of the Company consists solely of __________ shares of Common Stock. As of the date hereof, ___________ shares of Common Stock are reserved in the aggregate for issuance pursuant to the Company's Stock Option Plans, and _________ shares of Common Stock are reserved for issuance pursuant to the Warrants.

4. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Shares, the Warrants and the Conversion Shares) have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Agreement has been duly and validly executed and delivered by the Company, and, assuming the Agreement constitutes a valid and binding obligation of the Investor, the Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and to general principles of equity.

5. The Shares, upon issuance in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free from all issuance taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The Conversion Shares are duly authorized and reserved for issuance, and, upon the exercise of the Warrant from time to time in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, and if issued on the date hereof in accordance with the terms thereof would be free from all issuance taxes, liens, claims and encumbrances with respect to the issue thereof and would not be subject to preemptive rights of stockholders of the Company and would not impose personal liability upon the holder thereof.

6. Except as set forth in Schedule 2.8 of the Agreement, neither the execution and delivery of the Agreement by the Company nor the consummation of the transactions contemplated thereby (including the issuance of the Shares, the Warrant and the Conversion Shares) will result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien upon any of the properties or assets or the Company or any of its subsidiaries under, (a) the Certificate of Incorporation, as amended, or Bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (b) any instrument, contract or agreement listed in any schedule to the Agreement to which the Company or any of its subsidiaries is a party or by which any of their assets or properties is bound, or (c) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation known to us applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (b) or (c), any such violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

7. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by the Company or any of its subsidiaries in connection with the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated by the Agreement (including the issuance of the Shares and the Conversion Shares), except for the NASDAQ waiver contemplated by Section 5.1(k) of the Agreement, which has been obtained.

8. Except as disclosed in the SEC Documents or as set forth in Schedule of the Agreement, to our knowledge there is no suit, action or proceeding pending or, to our knowledge, threatened against the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect, nor to our knowledge, is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

9. The Board of Directors of the Company has taken all action necessary to approve the acquisition of shares of Common Stock by each Investor pursuant to this Agreement (which shares represent 15% or more of the voting stock of the Company) in accordance with and pursuant to Section 203(a)(1) of the DGCL.

10. Based upon the factual representations and warranties made by the Investor in the Agreement, including without limitation, in Section 3.4 of the Agreement, the offer, issue, sale and delivery of the Shares and the Warrant Agreement under the circumstances contemplated by the Agreement constitute exempted transactions under the Securities Act of 1933, as amended.